UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

WALKER & DUNLOP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WALKER & DUNLOP, INC.
7272 Wisconsin Avenue, Suite 1300
Bethesda, Maryland 20814
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2023
10:00 a.m. Eastern Daylight Time
Dear Stockholder:
You are cordially invited to attend our 2023 annual meeting of stockholders to be held on Thursday, May 4, 2023, at 10:00 a.m., Eastern Daylight Time, at
Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814
for the following purposes:
1.
To elect eight directors from the nominees named in this proxy statement to serve one-year terms expiring at the 2024 annual meeting of stockholders;

2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.
To vote on an advisory resolution to approve executive compensation; and

4.
To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on March 10, 2023 will be entitled to notice of and to vote at the meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY PRIOR TO THE MEETING BY FOLLOWING THE INSTRUCTIONS FOR VOTING ACCOMPANYING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, YOUR PROXY OR VOTING INSTRUCTION CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.
By Order of the Board of Directors
Name:
Richard M. Lucas

Title:
Executive Vice President,
General Counsel and Secretary

Bethesda, Maryland
March 17, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 4, 2023:
The Proxy Statement and Annual Report to Stockholders are available free of charge at http://www.edocumentview.com/WD.

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WALKER & DUNLOP, INC.
7272 Wisconsin Avenue, Suite 1300
Bethesda, Maryland 20814
PROXY STATEMENT
QUESTIONS AND ANSWERS
Why is this proxy statement being made available?
We have made this proxy statement available to you because you own shares of common stock of Walker & Dunlop, Inc. This proxy statement contains information related to the solicitation of proxies for use at our 2023 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, May 4, 2023 at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders.
This solicitation is made by Walker & Dunlop, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “us” and the “Company” refer to Walker & Dunlop, Inc. The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) is first being mailed to stockholders beginning on or about March 24, 2023.
Why did I receive a Notice of Internet Availability in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability in the mail. The Notice of Internet Availability instructs you on how to access and review the proxy statement and 2022 Annual Report to Stockholders over the internet. The Notice of Internet Availability also instructs you on how you may submit your proxy over the internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.
If you received a Notice of Internet Availability in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability.
What information is presented in this proxy statement?
The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, information about our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2022, and other required information.
Who is entitled to vote at the annual meeting?
Only holders of record of our common stock at the close of business on March 10, 2023, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.
When you vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, you appoint Richard M. Lucas and William M. Walker as your representatives to vote your shares of common stock at the annual meeting. Messrs. Lucas and Walker, or either of them, will vote your shares of common stock as you instruct. Accordingly, your shares of common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, in advance.

Who can attend the annual meeting?
If you are a holder of our common stock at the close of business on March 10, 2023, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of stock ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.
Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (301) 202-3207.
What will constitute a quorum at the annual meeting?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on March 10, 2023 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the annual meeting, including for purposes of determining the presence of a quorum at the meeting.
What are the voting rights of stockholders?
As of March 10, 2023, there were 33,314,108 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.
How do I vote?
If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by attending the meeting and voting in person or you may provide your proxy via the internet, telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card.
If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee will vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a “legal proxy” from your broker to vote at the annual meeting. Contact your broker or nominee for specific information on how to obtain a legal proxy in order to attend and vote your shares at the meeting.
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are voted on certain proposals but are not voted on other proposals because the broker (i) has not received voting instructions from the stockholder who beneficially owns the shares and (ii) lacks the authority to vote the shares at the broker’s discretion on such proposals. Under New York Stock Exchange rules, the election of directors (Proposal 1) and the advisory resolution to approve executive compensation (Proposal 3) are considered to be non-routine matters, and brokers will lack the authority to vote uninstructed shares at their discretion on such proposals. However, the ratification of our independent registered public accounting firm (Proposal 2) is a routine matter, so brokers may vote uninstructed shares at their discretion on Proposal 2. Accordingly, we do not expect any broker non-votes for Proposal 2.
How are votes counted?
If your vote is made in accordance with the instructions in the Notice of Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, and your vote is not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return a signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote “FOR” the election of each of the nominees for our Board of Directors named in this proxy statement (Proposal 1); “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year (Proposal 2); and “FOR” the advisory resolution to approve executive compensation (Proposal 3).
In the election of directors (Proposal 1), you may either vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. Regarding the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Regarding the advisory resolution to approve executive compensation (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For each of Proposals 1, 2 and 3, abstentions and broker non-votes will not count as votes cast for a proposal and will have no effect on the result of the vote on any proposal.
Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?
If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3). Under applicable rules, the bank or broker that holds your shares does not have the ability to vote your uninstructed shares on Proposals 1 or 3 on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote on Proposals 1 or 3, votes will not be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). If you are a stockholder of record and you do not cast your vote, votes will not be cast on your behalf on any of the items of business at the annual meeting.
May I change my vote?
Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, (ii) delivering a written request to our Secretary at our principal executive offices located at 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814 that revokes your previously granted proxy or (iii) attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not, in and of itself, constitute revocation of a previously granted proxy.
If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above. Please note that attendance at the annual meeting will not, in and of itself, constitute revocation of a previously granted proxy.
How many votes are needed to approve each of the proposals?
A nominee for director shall be elected to the Board of Directors (Proposal 1) if such nominee receives the affirmative vote of a majority of the total votes cast. If a nominee who is an incumbent director does not receive the affirmative vote of a majority of the total votes cast, the director shall offer his or her resignation to the Board of Directors and the Board will consider whether to accept or reject the director’s offer to resign. Abstentions and broker non-votes will not count as votes cast and will have no effect on the result of the vote on Proposal 1.
Ratification of our independent registered public accounting firm (Proposal 2) and the advisory resolution to approve executive compensation (Proposal 3) will require the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes will not count as votes cast for a proposal and will have no effect on the result of the vote on Proposals 2 or 3.
Will any other matters be voted on?
As of the date of this proxy statement, we do not know of any matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the annual meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, including the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.
Is there a list of stockholders entitled to vote at the annual meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814, by contacting the Secretary.
How can I obtain a copy of the 2022 Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2022?
You may access, read and print copies of the proxy materials for this year’s annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: http://www.edocumentview.com/WD.
We file annual, quarterly and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements or other information we file with the Securities & Exchange Commission (“SEC”) on the website maintained by the SEC at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request a copy of our Annual Report on Form 10-K, free of charge, by following the instructions on the Notice of Internet Availability or by mailing a written request to: Walker & Dunlop, Inc., Attention: Investor Relations, 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814.
You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement, or, where information relates to another date set forth in this proxy statement, as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Proposal 1:   Election of Directors for a One-Year Term Expiring at the 2024 Annual Meeting of Stockholders
Our Board of Directors, or the Board, is currently comprised of eight directors, each with terms expiring at the 2023 annual meeting. Our Nominating and Corporate Governance Committee has recommended to our Board the eight nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2024 annual meeting and until their successors are duly elected and qualified. Following the Nominating and Corporate Governance Committee’s recommendation, our Board has nominated those persons set forth below.
Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that, if these nominees are elected, the following six directors are “independent” directors under the rules of the New York Stock Exchange, or NYSE: Ellen D. Levy, Michael D. Malone, John Rice, Dana L. Schmaltz, Michael J. Warren and Donna C. Wells.
The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote on the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.
Vote Required
A nominee for director shall be elected to the Board of Directors (Proposal 1) if such nominee receives the affirmative vote of a majority of the total votes cast as to such nominee. If a nominee who is an incumbent director does not receive the affirmative vote of a majority of the total votes cast as to such nominee, the director shall offer his or her resignation to the Board of Directors, and the Board will consider whether to accept or reject the director’s offer to resign. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast, and will have no effect on the result of the vote.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH BELOW.

Nominees for Election for a One-Year Term Expiring at the 2024 Annual Meeting of Stockholders
The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.
Name	Age	Title
William M. Walker	55	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	64	President and Director
Ellen D. Levy	53	Director
Michael D. Malone	69	Director
John Rice	56	Director
Dana L. Schmaltz	56	Director
Michael J. Warren	55	Director
Donna C. Wells	61	Director
Set forth below are descriptions of the backgrounds and principal occupations of each of our nominees for director, and the period during which he or she has served as a director. Also set forth below are specific experience, qualifications, skills and attributes that supported the Board’s determination to nominate the director for re-election.

William M. Walker
Chairman and Chief Executive Officer, Walker & Dunlop, Inc.
Committees: None; member of management
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership, strategic planning and commercial real estate experience as chairman and chief executive officer of Walker & Dunlop

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Affiliation with leading commercial real estate policy associations

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Previous outside board experience

Mr. Walker has been a member of our Board since July 2010 and a board member of Walker & Dunlop, LLC, our operating company, or its predecessors since February 2000. In September 2003, Mr. Walker became the executive vice president and chief operating officer of Walker & Dunlop and served as the president of Walker & Dunlop from January 2005 to April 2015, and has served as the chief executive officer since January 2007. Mr. Walker currently serves on the boards of the National Multifamily Housing Council and the United States Olympic and Paralympic Committee Foundation, and also is a member of the Real Estate Round Table. Mr. Walker received his Bachelor of Arts in Government from St. Lawrence University and his Master’s in Business Administration from Harvard University.

Howard W. Smith, III.
President, Walker & Dunlop, Inc.
Committees: None; member of management
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership, strategic planning and commercial real estate experience as president of Walker & Dunlop and previous distinguished service as a senior loan originator at the Company for over 40 years

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Affiliation with leading commercial real estate policy associations

Mr. Smith has been a member of our Board since July 2010, and previously served as our executive vice president & chief operating officer from July 2010 to April 2015, when he was promoted to president.

Mr. Smith joined Walker & Dunlop in November 1980 and has been a member of the management team since 1988. Mr. Smith served as Walker & Dunlop, LLC’s executive vice president & chief operating officer from 2004 to April 2015, when he was promoted to president. He also has served as a board member of Walker & Dunlop, LLC or its predecessors since 2004. As president, Mr. Smith is responsible for our Multifamily, FHA Finance, Capital Markets and Property Sales groups. Mr. Smith is a member of the board of directors of the National Multifamily Housing Council. Mr. Smith received his Bachelor of Arts in Economics from Washington & Lee University.

Ellen D. Levy, Ph.D.
Managing Director, Silicon Valley Connect, LLC, a management consulting firm
Committees: Compensation Nominating & Corporate Governance
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning and technology experience as vice president of strategic investments at LinkedIn Corporation

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Public company board experience

Dr. Levy has been a member of our Board since March 2019. Dr. Levy serves as managing director of Silicon Valley Connect, LLC, a management consulting company she founded. From 2008 to April 2012, Dr. Levy served in various roles at LinkedIn Corporation, a professional social networking internet service, including as its vice president of strategic initiatives from March 2010 to April 2012. Dr. Levy is currently a member of the board of directors of Learn CW Investment Corporation, a blank check company, and Healthwell Acquisition Corp. I, a special acquisition company. From 2015 to 2020, Dr. Levy served as a member of the board of directors of Instructure, Inc., a publicly traded educational technology company. Dr. Levy received her Bachelor of Science from the University of Michigan and a Master’s and Doctorate in cognitive psychology from Stanford University.

Michael D. Malone
Retired Managing Director, Fortress Investment Group LLC, a global private equity firm
Committees: Audit; Compensation (chair)
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as managing director of Fortress Investment Group LLC

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Investment banking experience at Banc of America Securities

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Public company board experience

Mr. Malone has been a member of our Board since November 2012. From February 2008 to February 2012, Mr. Malone served as managing director of Fortress Investment Group LLC, where he was in charge of the Charlotte, North Carolina office and responsible for the business of the capital formation group in the southeast and southwest regions of the United States. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as a senior executive banker and managing director. Over those years, Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities, including real estate, gaming, lodging, leisure, and the financial sponsors businesses. Mr. Malone is lead director and member of the board of directors of Mr. Cooper Group Inc., a publicly traded non-bank residential mortgage lender, where he is the nominating and corporate governance committee chairman and a member of the audit and compensation committees. From 2014 to 2021, Mr. Malone served on the board of directors of New Senior Investment Group Inc., a publicly traded internally managed real estate investment trust. Mr. Malone received his Bachelor of Science in General Studies from the University of Kentucky.

John Rice
Chief Executive Officer, Management Leadership for Tomorrow, a national non-profit organization
Committees: Compensation; Nominating & Corporate Governance (chair)
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as CEO of Management Leadership for Tomorrow and previously as managing director of NBA Japan, an affiliate of the National Basketball Association

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Marketing experience as director of marketing for Latin America for the National Basketball Association

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Public company board experience

Mr. Rice has been a member of our Board since July 2010 and served as our Lead Director from September 2010 to June 2012. Mr. Rice is the chief executive officer of Management Leadership for Tomorrow, a national non-profit organization that he founded in 2001. Management Leadership for Tomorrow equips under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. Prior to Management Leadership for Tomorrow, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Before joining the National Basketball Association, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing, and two years with AT&T. Mr. Rice is a member of the board of directors and lead director of Opendoor Technologies Inc., a publicly traded digital platform for residential real estate, where he serves as a member of the nominating and corporate governance committee. He also is a member of the board of directors of Alpha Partners Technology Merger Corp., a publicly traded blank check company where he is a member of the audit, nominating, and compensation committees. Mr. Rice also serves on the board of directors of Morgan Stanley Real Estate’s Prime Property Fund, a private fund. Mr. Rice is a member of the Yale University board of trustees and serves on the boards of several non-profits including New Profit, a venture philanthropy fund. Mr. Rice received his Bachelor of Arts from Yale University and his Master’s in Business Administration from Harvard University.

Dana L. Schmaltz
Founder and Partner, Yellow Wood Partners, LLC, a private equity firm focused on the consumer products industry
Committees: Compensation; Nominating & Corporate Governance
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as founder and partner at Yellow Wood Partners, LLC

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Experience acquiring and operating several portfolio companies in various roles

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Chief financial officer experience at Blacksmith Brands, Inc.

Mr. Schmaltz has been a member of our Board since December 2010. Mr. Schmaltz is currently a partner at Yellow Wood Partners, LLC, a private equity firm he founded, which is focused on the consumer products industry. Mr. Schmaltz was the co-founder, director and chief financial officer of Blacksmith Brands, Inc., a privately owned consumer products company that was created in September 2009. As the co-founder and a senior manager of Blacksmith Brands, Mr. Schmaltz was responsible for overseeing the operations of the business with the senior management team, as well as for developing future acquisition opportunities for the company. Prior to founding Blacksmith Brands, Mr. Schmaltz was a managing partner of West Hill Partners, LLC, a Boston-based private equity firm, from 2007 to 2009. Prior to that, Mr. Schmaltz was the president of J.W. Childs Associates, LP, a private equity fund, where he focused on investments in the consumer/specialty retail sector, and served as partner of J.W. Childs from 1997 to 2007. Mr. Schmaltz received his Bachelor of Arts in History from Dartmouth College and his Master’s in Business Administration from Harvard University.

Michael J. Warren
Global Managing Director, Albright Stonebridge Group, a global strategic advisory and commercial diplomacy firm
Committees: Audit
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as the global managing director of Albright Stonebridge Group

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U.S. Government service (as former senior advisor to the White House Presidential Personnel Office and service in the Office of the Secretary of the U.S. Department of Labor)

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Chief financial officer experience at Stonebridge International

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Public company board experience

Mr. Warren has been a member of our Board since February 2017. Mr. Warren is the global managing director of Albright Stonebridge Group (“ASG”), part of the Dentons Global Advisor. He served as ASG’s managing principal from 2013 to 2017 and as principal from 2009 to 2013. Prior to ASG, he served as the chief operating officer and chief financial officer of Stonebridge International from 2004 to 2009, where he managed operations, business development, finance and personnel portfolios. Mr. Warren served in various capacities in the Obama Administration, including as senior advisor of the White House Presidential Personnel Office and as co-lead for the Treasury and Federal Reserve agency review teams of the Obama-Biden Presidential Transition. Mr. Warren is a member of the board of directors of Maximus, Inc., a publicly traded operator of government, health and human services programs, where he serves as a member of the compensation, nominating and corporate governance and technology committees. Mr. Warren is also a member of the board of directors of Brookfield Business Corporation, a publicly traded owner of global healthcare, construction and infrastructure services and industrial firms and serves as a member of the board of directors of Ripple Labs, a privately held company that is a leader in enterprise blockchain and crypto solutions. From 2020 to 2021, Mr. Warren served on the board of directors of Decarbonization Plus Acquisition Corporation, Brookfield Property REIT Inc. and Brookfield Property Partners L.P. In 2021, Mr. Warren served on the boards of Decarbonization Plus Acquisition Corporation II and Decarbonization Plus Acquisition Corporation III. He serves as a member of the board of trustees and of the risk and audit committees of Commonfund and as a trustee of Yale University and is a member of the Yale Corporation investment committee. Mr. Warren formerly served as a member of the board of directors of the Overseas Private Investment Corporation (“OPIC”) and as a trustee of the District of Columbia Retirement Board (“DCRB”). Mr. Warren received degrees from Yale University and Balliol College at Oxford University where he was a Rhodes Scholar.

Donna C. Wells
Chief Executive Officer, Valencia Ventures, LLC a strategic consulting and corporate governance firm
Committees: Audit (chair); Nominating & Corporate Governance
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as president and chief executive officer of Mindflash Technologies

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Chief marketing officer experience at Mint Software, Inc., and marketing leadership responsibilities at Intuit and Expedia

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Public company board experience

Ms. Wells has been a member of our Board since March 2021. Ms. Wells is chief executive officer of Valencia Ventures, LLC, a strategic consulting and corporate governance firm which she founded. From 2010-2017, Ms. Wells served as President and Chief Executive Officer of Mindflash Technologies, Inc., an innovative, venture-backed enterprise software company that provided a cloud-based training platform for businesses. From 2007-2009, Ms. Wells was Chief Marketing Officer at Mint Software, Inc. (“Mint”) where she led the growth strategy for this mobile personal finance software company from product launch to the company’s acquisition by Intuit. Prior to Mint, Ms. Wells led US marketing for Intuit and the Expedia Group, roles which drew on her 20 years of experience in strategic consumer and product marketing with leading brands including The American Express Company and The Charles Schwab Corporation. Ms. Wells is a member of the board of directors of Mitek Systems, Inc., a publicly traded software development company, where she is the chair of the nominating and governance committee and has served as a member of the audit and compensation committees. Ms. Wells was previously a director and risk committee member at Boston Private Financial Holdings, Inc., a publicly traded bank holding company from 2014 to 2018, and a director and audit committee member at Apex Technology Acquisition Corporation, a publicly traded special acquisition company, from 2019 to 2021. She also serves on the boards of two private companies: CWT Travel Holdings, Inc., a global business travel management platform, where she is a member of the audit and finance committee and nominating and ESG committee, and Betterment Holdings, Inc., a leading independent digital wealth management platform with over $35 billion in AUM, where she is a member of the audit committee. In September 2019, Ms. Wells was appointed by the Center for Entrepreneurial Studies at the Stanford University Graduate School of Business as a Lecturer in Management. She holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and a Master’s in Business Administration from Stanford University.
Corporate Governance Information
We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:
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Corporate Governance Guidelines;

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Code of Business Conduct and Ethics;

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Code of Ethics for Principal Executive Officer and Senior Financial Officers;

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Charter of the Audit Committee of the Board of Directors;

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Charter of the Compensation Committee of the Board of Directors;

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Charter of the Nominating and Corporate Governance Committee of the Board of Directors; and

•
Complaint Procedures for Accounting and Auditing Matters.

From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.walkerdunlop.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:
Walker & Dunlop, Inc.
Attn: Investor Relations
7272 Wisconsin Avenue, Suite 1300
Bethesda, Maryland 20814
References to our website address throughout this proxy statement are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement.
Director Independence
Our bylaws and Corporate Governance Guidelines conform to the NYSE rules, which require us to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company’s director independence:
•
a director who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

•
a director who has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

•
a director who is, or whose immediate family member is, a current partner of a firm that is the company’s internal or external auditor is not independent; a director who is a current employee of such a firm is not independent; a director who has an immediate family member who is a current employee of such a firm and personally works on the company’s audit is not independent; and a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the company’s audit within that time is not independent;

•
a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company’s present executive officers at the same time serve or served on the other company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and

•
a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board assesses annually the independence of all directors and director nominees. In accordance with the independence criteria established by the Board from time to time, our Board considers all relevant facts and circumstances in order to make an affirmative determination as to whether any director has a direct or indirect material relationship to the Company. In assessing the materiality of a director’s or nominee’s relationship with the Company, the Board considers the issues from the director’s or nominee’s standpoint and from the perspective of the persons or organization with which the director or nominee has an affiliation. Our Board has evaluated the status of each current director, and has affirmatively determined, after considering the relevant facts and circumstances and the independence standards set forth above, that each of Ellen D. Levy, Michael D. Malone, John Rice, Dana L. Schmaltz, Michael J. Warren and Donna C. Wells is independent, as defined in the NYSE rules, and that none of these directors have a material relationship with us. In evaluating Mr. Rice’s independence, the Board considered the payment in 2022 of $85,000 by us to Management Leadership for Tomorrow (or MLT), a not-for-profit entity of which Mr. Rice serves as chief executive officer, for employee placement and recruiting services and in connection with obtaining MLT Black Equity at Work and Hispanic Equity at Work Certifications. MLT had 2022 gross receipts in excess of $30 million. MLT, which was founded by Mr. Rice in 2001, has a mission to equip under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. In evaluating Mr. Warren’s independence, the Board considered the Company’s immaterial indirect business relationship with Brookfield Business Corporation on whose board Mr. Warren is a member. Specifically, the Board evaluated Mr. Warren’s independence in light of a lending and loan servicing relationship with Brookfield Properties, an affiliate of Brookfield Business Corporation. The Board considered two loans made in 2022 by Walker & Dunlop, LLC to Brookfield Properties with an aggregate principal amount of $151 million, and five loans serviced in 2022 on properties owned by Brookfield Properties, for which the Company received immaterial 2022 aggregate lending and loan servicing fees. The loans contain customary terms and conditions.
Board Leadership Structure
Mr. Walker serves as the Company’s Chairman and Chief Executive Officer. The Board has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company and believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.
Nevertheless, the Board understands that the structure of the Board must encourage the free and open dialogue of competing views and provide for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.
The Board is committed to maintaining a “Lead Director” as a matter of good corporate governance. The Lead Director is an independent director consistent with criteria established by the NYSE and will be selected on an annual basis by a majority of the independent directors then serving on the Board. The role of the Lead Director is to serve as liaison between (i) the Board and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board. The Lead Director serves as the focal point of communication to the Board regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The Lead Director reviews and provides input on full Board meeting agendas, and plays a central role in developing, managing and overseeing our annual Board self-assessment process along with the Chairman of the Nominating and Corporate Governance Committee. The Lead Director acts as chairman of executive sessions of our independent directors and also provides the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group. For example, the Lead Director frequently holds informal conference calls with our independent directors prior to our quarterly Board meetings to discuss any issues the directors would like raised at the Board meetings. In addition, the Lead Director serves as the communication conduit for third parties who wish to communicate with the Board. Our current Lead Director is Mr. Malone.
The Board carefully considers the effectiveness of the Board leadership structure at least annually in connection with its self-assessment.
Executive Sessions of Non-Management and Independent Directors
Pursuant to our Corporate Governance Guidelines and the NYSE rules, in order to promote open discussion among independent directors, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions of only independent directors. See “— Director Independence” for a list of our independent directors. The Lead Director acts as chairman of each of the executive sessions described above.

Communications with the Board
Stockholders and other interested parties may communicate with the Board (i) by sending any correspondence they may have in writing to the “Lead Director” c/o the General Counsel & Secretary of Walker & Dunlop, Inc., at 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814, who will then directly forward such correspondence to the Lead Director, or (ii) by e-mailing correspondence directly to the Lead Director at leaddirector@walkerdunlop.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.
Board Meetings and Director Attendance
Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year and additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held 9 Board meetings in 2022. Each of our directors serving on the Board in 2022 attended at least 75% of the total regularly scheduled and special meetings of the Board and the committees on which he or she served. Additionally, pursuant to our Corporate Governance Guidelines, the directors are encouraged, but not required, to attend our annual meetings of stockholders. One of the eight directors elected to the Board at the 2022 annual meeting of stockholders attended the meeting.
Criteria for Board Membership
The Board has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:
•
high integrity;

•
an ability to exercise sound judgment;

•
an ability to make independent analytical inquiries;

•
a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

•
a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:
•
diversity, age, background, skills and experience;

•
personal qualities and characteristics, accomplishments, and reputation in the business community;

•
knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;

•
ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

•
knowledge and expertise in various areas deemed appropriate by the Board;

•
fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial and responsive Board;

•
whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC; and

•
whether the person would qualify as an “independent” director under the NYSE’s listing standards and our Corporate Governance Guidelines.

Neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in areas that are relevant to the Company’s activities, including, for example, experience in commercial real estate, commercial lending, technology and finance and experience as a board member of a publicly traded company. The Nominating and Corporate Governance Committee also remains committed to ensuring women and underrepresented racially/ethnically diverse candidates are included in every pool of individuals from which new Board nominees are chosen. This commitment is evidenced by the fact that each of the last three directors added to our Board are women or underrepresented racially/ethnically diverse. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Nominating and Corporate Governance Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.
The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) our stockholders and (iii) others as it deems appropriate. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates.
As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of their qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below.
After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board’s director nominees for stockholders to consider and vote upon at the stockholders’ meeting.
Board Refreshment
The Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance of maintaining longer-serving directors with deep institutional knowledge of the Company and adding directors who bring a fresh perspective. At the time of our Initial Public Offering (IPO) in 2010, the Board was comprised of eight directors, six of whom were not members of management and five of whom were independent. Since our IPO:
•
four of the six non-management directors who were serving on the Board as of our IPO have left the Board;

•
the Lead Director and the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees have changed, and all three members of our Audit Committee joined the Board after our IPO; and

•
we have expanded the representation of women and underrepresented racially/ethnically diverse individuals on our Board to comprise four of our eight directors, and each of the last three directors added to our Board are women or underrepresented racially/ethnically diverse.

Engagement with Stockholders
We engage frequently and actively with our stockholder base through participation in conferences, non-deal roadshows in partnership with sell side analysts, and company-organized one-on-one or group meetings and conference calls. In 2022, we traveled for various in-person investor conferences and meetings, but it is apparent that virtual conferences and meetings remain the preference for many investors. Virtual meetings are a very efficient way to conduct a day of meetings with investors across the world, and as a result, we will continue to participate in virtual events (in combination with in-person meetings) for the foreseeable future. A summary of 2022 in-person and virtual outreach is listed below:
•
participated in eight investor conferences hosted by sell side analysts;

•
held over 110 meetings with buy side investors and sell side analysts;

•
held the 2022 annual meeting of stockholders in person; and

•
held a virtual Investor Day to provide progress updates on our current five-year business strategy, Drive to ‘25, described more fully below, which had over 430 attendees.

During these meetings, we discussed macroeconomic conditions affecting our competitive environment and our business, our financial and operating results, our five-year business strategy, our corporate governance and other matters of executive compensation and our environmental, social and governance (“ESG”) initiatives.
Our Strategy and Alignment of Director Skills and Experience
Our mission is to become the premier commercial real estate finance company in the United States. In support of that mission, we adopted a five-year business strategy in 2020, named Drive to ‘25.
Our Drive to ‘25 strategy is centered around growing debt financing volume, expanding our property sales platform, building investment banking and asset management capabilities, and achieving ambitious environmental and social goals. Our Drive to ‘25 strategy includes the following five-year operational, financial and ESG targets to be achieved by year-end 2025:
Operational	Financial	ESG

•
$65B+ in Annual Debt Financing Volume, including $5B+ in Annual Small Balance Loans

•
$160B+ Servicing Portfolio Balance

•
$25B+ in Annual Property Sales Volume

•
$10B+ in Assets Under Management

• At least $2B in Annual Total Revenues • At least $13.00 per share in Annual Diluted Earnings Per Share (“EPS”)
•
Increase Diversity of Leadership

•
Reduce GHG Emissions Intensity

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Donate 1% of Annual Income from Operations to Non-profits

•
Originate a Cumulative $60B of Affordable Housing Debt Financing Volume from 2021 – 2025

To achieve these ambitious targets, we are focusing on the following areas:
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defending our market position as a leading provider of capital to multifamily borrowers;

•
continuing to expand our loan origination and property sales teams;

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continuing to develop and deploy technological products and improvements across our businesses;

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establishing commercial real estate investment banking and advisory capabilities and growing our existing commercial real estate (“CRE”) investment management activities through organic growth and via acquisitions; and

•
continuing to invest in programs and activities that enhance our overall ESG impact as described below in “ENVIRONMENTAL, SOCIAL AND GOVERNANCE.”

Successful execution of our growth strategy involves organic growth, recruiting additional bankers and brokers, business acquisitions and successful integration of the people and businesses we acquire and developing and implementing proprietary technology to improve the marketing of our offerings and the efficiency of our business operations. The Board believes that, collectively, the nominees bring to the Board, through a variety of backgrounds and experiences, including through education, direct hands-on experience and managerial roles, a diverse range of skills and experience in relevant areas that align with our growth strategy, as depicted in the following table:

Ellen D. Levy	Michael D. Malone	John Rice	Dana L. Schmaltz	Howard W. Smith	William M. Walker	Michael J. Warren	Donna C. Wells
Experience								
Commercial Real Estate		•			•	•	•	
Commercial Lending		•			•	•	•	
Investment Advisory/Mergers & Acquisitions	•	•		•		•	•	•
Executive Leadership	•	•	•	•	•	•	•	•
FinTech Marketing								•
Other Public Board Experience	•	•	•			•	•	•
Years on the Board	4	11	13	13	13	13	6	2
Gender								
Female	•							•
Male		•	•	•	•	•	•	
Race/Ethnicity/Nationality								
African American/Black			•				•	
Asian								
White/Caucasian	•	•		•	•	•		•
Hispanic/Latino								
Native American/Alaska Native								
Native Hawaiian/Pacific Islander

Stockholder Recommendations of Director Nominees
For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices (the “Stockholder Notice”) not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. See also “OTHER MATTERS — Stockholder Proposals and Nominations for the 2024 Annual Meeting.”
Code of Ethics for Principal Executive Officer and Senior Financial Officers; Code of Business Conduct and Ethics
We have adopted the Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This code is intended to:
•
deter wrongdoing;

•
encourage honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

•
ensure compliance with applicable governmental laws, rules and regulations;

•
support the prompt internal reporting of violations of the Code of Ethics for Principal Executive Officer and Senior Financial Officers to the appropriate persons identified in the Code of Ethics for Principal Executive Officer and Senior Financial Officers; and

•
create accountability for adherence to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.

We have also adopted the Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and ethical conduct, conflicts of interest, public disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.
We have posted both our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Ethics for Principal Executive Officer and Senior Financial Officers to our website.
In addition to the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the individual designated by our Chief Executive Officer as our compliance officer (currently, our Executive Vice President, General Counsel and Secretary, Richard M. Lucas) or Audit Committee Chairman, will:
•
determine whether the complaint or concern is an accounting complaint and, when possible, acknowledge receipt of the complaint or concern to the reporting person;

•
review the complaint in a manner determined by and with the oversight of the Audit Committee and with input from the compliance officer or such other persons, including any third-party investigators, as the Audit Committee determines to be appropriate;

•
appoint one or more internal and/or external investigators to promptly and fully investigate such accounting complaints under the supervision of the compliance officer and, as may be appropriate, the Audit Committee;

•
provide the reporting person, to the extent possible and appropriate, the name and contact information for the investigator(s) assigned to the accounting complaint;

•
maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review;

•
coordinate with other Board committees and government authorities, as appropriate, to the extent that an accounting complaint relates to an ongoing government audit, inspection or investigation;

•
obtain advice and assistance from and retain, at the Company’s expense, investigators, internal or outside legal counsel and other advisors, as may be appropriate; and

•
take prompt and appropriate corrective or remedial action when and as warranted in the judgment of the Audit Committee.

Risk Oversight
The Board continuously monitors risk oversight and designates one meeting each year at which the Board works with management to conduct an in-depth review of the Company’s strategic plans and identify the principal issues and risks to its ongoing operations and accomplishing its strategy. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor the risks that relate to the committees’ respective oversight authorities. In accordance with NYSE Corporate Governance Standards, the Audit Committee charter assigns to the Audit Committee the responsibility to review our policies and procedures with respect to risk assessment and risk management. During 2022 and into 2023, the Audit Committee has overseen management’s project, currently led by our Compliance Officer and our SVP of Internal Audit, to update the Company’s inventory of key risks and the controls and other monitoring mechanisms related to the risks. As it relates to specific risks, the Audit Committee oversees our financial statements, internal control over financial reporting, compliance with legal and regulatory requirements and the performance of our internal audit function. The Audit Committee also receives reports from our Chief Technology Officer and our Chief Information Security Officer, at least quarterly, on information security and cyber security matters, including data privacy, protection and risk mitigation strategies (“Information Security”). Additionally, the Chief Information Security Officer oversees our Information Security team, which works in partnership with our internal audit department to review information technology-related internal controls with our external auditors as part of the overall internal controls process.
An important feature of the Board’s risk oversight function is to receive regular updates at each quarterly Board meeting from its committees and management. For example, each year our senior management will work with the SVP of Internal Audit, who reports directly to the Audit Committee, to develop an audit plan designed to address key corporate governance controls, financial reporting and internal control risks and pre-implementation reviews of significant corporate projects. This plan will subsequently be approved by the Audit Committee, and our internal auditors will report the audit results to the Audit Committee on a quarterly basis, or more frequently as needed. The SVP of Internal Audit also meets with the Audit Committee in executive session at least quarterly. In addition, our EVP, General Counsel & Secretary meets regularly in executive session with the Audit Committee and the Nominating and Corporate Governance Committee and provides them with regular updates regarding material litigation and legal and regulatory compliance matters.
The Compensation Committee is responsible for overseeing compensation risk, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee is charged with monitoring our equity-based compensation plans, including employee benefit plans. The Nominating and Corporate Governance Committee oversees risk related to our overall governance, including Board and committee composition, Board size and structure, director independence, ethical and business conduct and ESG risks.
The full Board is kept informed of each committee’s risk oversight and related activities through standard reports to the Board by each committee chairman, frequent non-member attendance at committee meetings and committee meeting materials, minutes and resolutions which are made available to all directors. Current and emerging strategic, operational and competitive risks are presented and discussed at the Board’s regular quarterly meetings. In addition to receiving direct information from its committees, the Board receives updates directly from members of management. For example, a committee of senior management comprised of the leaders of our balance sheet loan origination, loan underwriting, servicing, accounting, legal, human resources, investment advisory, broker-dealer, information technology, investor relations, internal audit, tax credit syndication and treasury groups meet monthly to discuss current and emerging risks that we face and prepare a written report to the full Board at least quarterly, describing key risks faced by us and how they are addressed. Additionally, as needed between Board meetings, Mr. Walker, our Chairman and Chief Executive Officer, provides reports to the Board on the critical issues we face and the recent developments in our business units, including identified risks. Mr. Smith, due to his position as President, is able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company’s day-to-day operations. The Board believes the leadership structure described in “— Board Leadership Structure” above facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Director and working through its committees, including the independent Audit Committee, to proactively participate in the oversight of management’s actions.
Board Committees
The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are “independent” under NYSE rules as discussed under “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE — Corporate Governance Information — Director Independence.” In addition, the members of the Audit and Compensation Committees satisfy the additional independence criteria applicable to members of such committees under SEC and NYSE rules.
The table below provides membership information for each of the Board committees as of March 10, 2023 and the number of meetings held by each committee in 2022:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ellen D. Levy		X	X
Michael D. Malone	X†	X*
John Rice		X	X*
Dana L. Schmaltz		X	X
Michael J. Warren	X†
Donna C. Wells	X*†		X
2022 Meetings	5	6	5

*
Committee Chair

†
Audit Committee Financial Expert

Audit Committee
Our Audit Committee consists of Donna C. Wells, Michael D. Malone and Michael J. Warren, three of our independent directors, with Ms. Wells serving as the Audit Committee’s Chairman. Each of Ms. Wells and Messrs. Malone and Warren qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. Our Board has also determined that each Audit Committee member is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:
•
our accounting and financial reporting processes;

•
the integrity of our consolidated financial statements and financial reporting processes;

•
our systems of disclosure controls and procedures and internal control over financial reporting;

•
our compliance with financial, legal and regulatory requirements;

•
the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•
the performance of our internal audit function;

•
our policies and procedures with respect to risk assessment and risk management, including key risks to which we are subject and the steps we have taken to monitor and control exposure to such risks, which is overseen in consultation with our management, and the full Board, as appropriate; and

•
review and approval of any related party transactions.

The Audit Committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.
Our Audit Committee charter and the corporate governance rules of the NYSE require that, in the event a director simultaneously serves on the audit committee of more than three public companies, including us, the Board must determine that such simultaneous service would not impair the ability of that member to effectively serve on our Audit Committee and disclose that determination. None of our Audit Committee members serves on the audit committees of more than three public companies (including our Audit Committee).
The Audit Committee met five times in 2022.
Compensation Committee
Our Compensation Committee consists of Ellen D. Levy, Michael D. Malone, John Rice and Dana L. Schmaltz, four of our independent directors, with Mr. Malone serving as the Compensation Committee’s Chairman. We have adopted a Compensation Committee charter that details the principal functions of the Compensation Committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers’ compensation, evaluating our executive officers’ performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

•
reviewing and approving the compensation of our executive officers, subject to the terms and conditions of any pre-existing employment agreements;

•
reviewing and evaluating, as it deems appropriate, the compensation for directors, including board committee retainers, meeting fees, equity-based compensation and such other forms of compensation as the compensation committee may consider appropriate and recommending to the Board, as appropriate, changes to such compensation;

•
reviewing our executive compensation policies and plans;

•
reviewing and monitoring: (1) the development and implementation of goals established from time to time for our performance with respect to ESG initiatives, (2) the development of metrics to gauge progress toward achievement of those goals, and (3) our progress against those goals;

•
implementing and administering our incentive and equity-based compensation plans;

•
determining the number and terms of equity awards to be granted to our directors, executive officers and other employees pursuant to these plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing the Company’s policies and procedures with respect to risk assessment and risk management for compensating all employees, including non-executive officers, and reporting its findings to the Board.

Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.
The Board has established a special committee of the Board (the “Non-Executive Equity Award Committee”), currently comprised of Messrs. Walker, our Chairman and Chief Executive Officer, and Smith, our President, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2020 Equity Incentive Plan. As of March 10, 2023, those grants may not exceed a total of 142,981 shares cumulatively. The Non-Executive Equity Award Committee’s authority does not in any way limit the Compensation Committee’s authority to administer the 2020 Equity Incentive Plan.
Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Pay Governance LLC (“Pay Governance”) in 2022 to act as its compensation consultant. Pay Governance reported directly to the Compensation Committee and the Compensation Committee had the sole authority to terminate the engagement.
Pay Governance’s primary roles for 2022 were to:
•
re-assess the peer group identified by our Compensation Committee in 2021 against which our 2022 performance and non-employee director and executive pay should be examined;

•
advise on the performance metrics, rigor of performance goals and structure of our 2022 annual cash incentive plan and our 2022-2024 long-term performance share plan;

•
evaluate our executive compensation programs and provide recommendations regarding executive compensation strategy and policies, including a review of philosophy, comparative review of total direct compensation at our peer group companies (for example, base salary, short- and long-term incentives and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

•
assess the alignment of named executive officer (“NEO”) compensation to our performance;

•
assess the competitiveness of outside director total compensation;

•
evaluate and analyze our compensation policies and practices for our NEOs and our loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us;

•
review the Compensation Discussion and Analysis and Pay-Versus-Performance disclosures in our annual proxy statement;

•
advise the Compensation Committee on executive and director compensation trends and best practices; and

•
attend selected Compensation Committee meetings.

Pay Governance did not provide any other services to the Company. The Compensation Committee concluded that Pay Governance had no conflicts of interest during fiscal year 2022. In reaching this conclusion, the Compensation Committee considered all relevant factors, including the six independence factors relating to committee advisors that are specified in the NYSE rules. These factors are:
•
the provision of other services to the company by an advisor’s employer;

•
the amount of fees received from the company by an advisor’s employer as a percentage of the total revenue of the advisor’s employer;

•
the policies and procedures of an advisor’s employer that are designed to prevent conflicts of interest;

•
any business or personal relationship of an advisor with a member of the committee;

•
any stock of the company owned by an advisor; and

•
any business or personal relationship of an advisor or the advisor’s employer with an executive officer of the Company.

For further discussion of the role of the Compensation Committee in the executive compensation decision-making process, and for a description of the nature and scope of Pay Governance’s assignments, see the section titled “COMPENSATION DISCUSSION AND ANALYSIS.”
Our Compensation Committee considers the recommendations of Mr. Walker regarding any Company and individual performance targets, assessments of performance and compensation levels generally for our named executive officers. Mr. Walker presents a self-assessment of his own individual performance to the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee considers the compensation determination without Mr. Walker and other members of management being present. Senior members of the human resources, legal, finance and accounting departments may also provide input to the Compensation Committee concerning matters relevant to the compensation plans and amounts, including compensation plan structure, individual and company-specific performance achievements and the impacts of the compensation plans and related payments on the Company’s financial performance, but neither they, nor any other employee of the Company, are present for executive sessions of the Compensation Committee.
The Compensation Committee met six times in 2022.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ellen D. Levy, John Rice, Dana L. Schmaltz and Donna C. Wells, four of our independent directors, with Mr. Rice serving as the Nominating and Corporate Governance Committee’s Chairman. We have adopted a nominating and corporate governance committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:
•
identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•
developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•
overseeing the Board’s compliance with financial, legal and regulatory requirements and its ethics program as set forth in the Company’s Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers;

•
reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•
recommending to the Board nominees for each Board committee;

•
overseeing our efforts with regard to ESG matters; and

•
overseeing the annual evaluation process for the Board, management and the other committees of the Board, as required by applicable law, regulations and the NYSE corporate governance listing standards.

The Nominating and Corporate Governance Committee met five times in 2022.

AUDIT-RELATED MATTERS
Proposal 2:   Ratification of Appointment of Independent Registered Public Accounting Firm
Our consolidated financial statements for the year ended December 31, 2022 were audited by KPMG LLP, which served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023. We have been advised by KPMG LLP that representatives of KPMG LLP will be present at our 2023 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider the appointment or may retain KPMG LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders’ best interest.
Vote Required
The ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes, if any, will not count as votes cast with respect to the proposal and will have no effect on the result of the vote.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.
Disclosure of KPMG LLP Fees for the Years Ended December 31, 2022 and December 31, 2021
The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2022 and December 31, 2021, and fees billed for other services rendered by KPMG LLP during those periods:
	2022	2021
Audit Fees(1)	$1,820,000	$1,453,086
Audit-Related Fees(2)	117,500	157,500
Tax Fees(3)	887,822	926,499
All Other Fees	—	—
Total	$2,825,322	$2,537,085

(1)
Audit Fees include fees for audits of our 2022 and 2021 consolidated financial statements, with recent acquisitions driving the majority of cost increase year-over-year.

(2)
Audit-Related Fees include fees for our statutory and regulatory compliance audits and an audit of a joint venture entity.

(3)
Tax Fees include fees for tax compliance and advisory services.

All services provided by KPMG LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence from us.

Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess annually, a list of specific services within certain categories of services, including audit and audit-related services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The Audit Committee Chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:
•
the type of services covered by the engagement;

•
the dates the engagement is scheduled to commence and terminate;

•
the estimated fees payable by us pursuant to the engagement;

•
other material terms of the engagement; and

•
such other information as the Audit Committee may request.

Report of the Audit Committee
One of the Audit Committee’s principal purposes is to assist the Board in overseeing the integrity of our consolidated financial statements. Our management team has the primary responsibility for our consolidated financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles (“GAAP”). In carrying out its responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2022 with our management and representatives of KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP.
The Audit Committee is also responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures from KPMG LLP, as well as engaged in a dialogue, as required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and discussed with KPMG LLP the independence of KPMG LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
Respectfully submitted,
The Audit Committee of the Board of Directors
Donna C. Wells (Chairman)
Michael D. Malone
Michael J. Warren

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We understand the importance of operating our business in a socially responsible and environmentally sustainable manner in order to maximize stockholder value, and we regularly consider ways to improve our internal culture and the communities in which we operate while also supporting our clients in their sustainability efforts.
Our key ESG efforts include:
Human Capital and Workforce Excellence
We believe the foundation of our success begins with hiring and developing a highly skilled and motivated employee base. All employees take part in our rigorous goal setting and performance review each year. In 2022, we continued various mentoring and sponsorship programs, learning initiatives, and employee support and outreach efforts to support the ongoing development and advancement of our employees. We believe that our employee/employer connections are extremely strong today, as evidenced by the results of our 2022 Great Place to Work® survey, which revealed that 94% of respondents feel that we are a great place to work and 95% believe our leadership is honest and ethical in its business practices.
We monitor and evaluate various talent metrics and report out to management monthly on hiring, diversity, turnover and promotions. Our voluntary annualized turnover rate was 11% and our average tenure was 3.8 years for the year ended December 31, 2022. We also conduct a pay equity analysis annually to compare base wage and total compensation across genders and ethnicity. As of December 31, 2022, our workforce consists of 36% women, 63% men and 1% not disclosed, and women represented 28% of management positions (defined as Assistant Vice President and above; position classifications reflect Company-specific organizational structure). Employees who identify as members of traditionally underrepresented racial/ethnic groups represented 22% of our workforce and 13% of management positions.
Led by our Diversity, Equity & Inclusion (“DE&I”) team, we offer employee resource groups (“ERG’s”), including, but not limited to, the following groups: Black/African American, Latino/a, LGBTQIA+, Asian American Pacific Islander, Military/Veterans, and Caregivers. We are purposeful in our drive to promote an inclusive workplace, where our employees are engaged and can develop within the Company. As described below in “— Key ESG Targets,” we have included ambitious goals related to DE&I in our Drive to ‘25 corporate strategy, as well as in every employee’s individual goals. Specifically, employees’ performance goals require employees to support an ERG through participation in an event or by contributing to an ERG-sponsored initiative and require every employee to attend certain DE&I trainings.
Our culture, policies and practices helped us to be named in 2022 as a Great Place to Work® Best Workplace in Financial Services as published in Fortune.
Community Outreach
It is our policy to give back to the communities in which we operate, and overall, to financially support the fight against homelessness in the United States. We have included a community giving target of 1% of pre-tax profits in our Drive to ‘25 corporate strategy, and in 2022, we contributed $1.4 million to charitable organizations we and our employees sponsor. We also provide all employees with paid time off for volunteering in their communities and we also require every employee to participate in at least one community-focused event each year. We offer a matching fund program for charitable donations to support and recognize contributions and involvement in causes that matter personally to our employees. We also hold an annual charitable fundraiser focused on addressing homelessness where we match our employee contributions dollar-for-dollar. Additionally, we finance several billions of dollars of affordable housing properties each year through our debt financing activities.
Environmental Stewardship
We strive to minimize the negative environmental impact of our day-to-day operations on the planet. Our Green Task Force, comprised of employees and management from across our organization, leads many of our sustainability efforts. In addition, we work with an international consulting firm to measure, manage and neutralize our carbon footprint through the purchase of carbon offsets and renewable energy credits on a yearly basis. We are proactive in implementing corporate policies and practices focused on energy conservation and waste reduction throughout our 45 offices with a focus on making changes that will meaningfully reduce our emissions in pursuit of our emissions reduction goal as described below. Our Environmental Policy can be found on our website. In addition, during 2022, we issued our second annual report aligned with the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD), which can also be found on our website. Our Environmental Policy and TCFD report do not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.
Key ESG Targets
We have set the following targets related to our core ESG focus areas that we aim to achieve by the end of 2025:
•
Increase the proportion of women and members of traditionally underrepresented racial/ethnic groups in management positions from 25% and 11% respectively as of December 31, 2020, to at least 35% and 25%, respectively;

•
As of December 31, 2022, women held 28% of management positions and members of traditionally underrepresented racial/ethnic groups held 13% of management positions.

•
Increase the proportion of women and members of traditionally underrepresented racial/ethnic groups among the top 20% of company earners from 9% and 6%, respectively, as of December 31, 2020 to both 15%;

•
As of December 31, 2022, women represented 10% of top company earners and members of traditionally underrepresented racial/ethnic groups represented 7% of top company earners.

•
Finance a cumulative $60 billion of affordable housing properties;

•
Over the past two years, Walker & Dunlop financed $20.4 billion of affordable housing properties.

•
With the acquisition of affordable housing-focused Alliant Capital and its affiliates in late 2021, Walker & Dunlop has the opportunity to increase its impact on the affordable housing market through new client relationships, affordable housing development and preservation and sales and financing opportunities.

•
Donate 1% of our annual income from operations to charitable organizations;

•
In 2022, we contributed $1.4 million to charitable organizations, which is 0.53% of our 2022 income from operations, compared to 0.36% in 2021.

•
Reduce our aggregate Scope 1, 2, and 3 (for categories then measured) emissions by 50% from the level in 2019 on a per-employee basis.

•
We are in the process of working with an outside consultant to measure our 2022 emissions. We expect that our flexible work policy will have an ongoing positive impact on our Scope 3 emissions from our corporate operations.

The Nominating and Corporate Governance Committee oversees our ESG efforts and receives a report from management on our ESG activities at each quarterly meeting. Additionally, the Compensation Committee reviews and monitors (1) the development and implementation of goals established from time to time for our performance with respect to ESG initiatives, (2) the development of metrics to gauge progress toward achievement of those goals, and (3) our progress against those goals.
More information about our ESG efforts and five-year goals, including Sustainability Accounting Standards Board (SASB) disclosures, can be found in our most recent ESG Report published on our website. The ESG Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange

Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings. Additionally, we may provide, both in our SEC filings and extraregulatory reporting, information that is not necessarily material for SEC reporting purposes but that is informed by various ESG standards and frameworks including standards for the measurement of underlying data), internal controls, and assumptions that are still evolving and subject to change. We also rely on third-party information for certain of these disclosures, which may change over time as methodologies and data availability and quality continue to evolve. These factors, as well as any inaccuracies in third-party information we use, including in estimates or assumptions, may cause results to differ materially and adversely from statements, estimates, and beliefs made by us or third-parties. Moreover, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policies, or other factors, some of which may be beyond our control.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of March 10, 2023. Executive officers are elected by and serve at the discretion of our Board.
Name	Age	Title
William M. Walker	55	Chairman of the Board of Directors and Chief Executive Officer
Gregory A. Florkowski	42	Executive Vice President and Chief Financial Officer
Stephen P. Theobald	60	Executive Vice President and Chief Operating Officer; Former Executive Vice President and Chief Financial Officer
Howard W. Smith, III	64	President and Director
Richard M. Lucas	57	Executive Vice President, General Counsel and Secretary
Paula A. Pryor	45	Executive Vice President and Chief Human Resources Officer
Executive Officer Biographies
Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Walker and Smith, whose backgrounds and positions are described above (See “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE — Nominees for Election for a One-Year Term Expiring at the 2024 Annual Meeting of Stockholders”).
Gregory A. Florkowski has served as our Executive Vice President and Chief Financial Officer since June 2022. He previously served as Walker & Dunlop, LLC’s Senior Vice President and Controller from December 2010 to January 2019 and as Executive Vice President, Business Development from February 2020 to June 2022. Mr. Florkowski is responsible for our Financial Reporting, Budgeting and Accounting, Corporate Treasury, Business Development and Investor Relations groups and, together with the other executive officers, the overall strategic direction of our Company. Mr. Florkowski also has served as a member of the board of managers of Walker & Dunlop, LLC since June 2022. Mr. Florkowski began his career at KPMG. In his role at KPMG, Mr. Florkowski last worked as a senior manager in the assurance practice where he primarily served public companies in the financial services industry and non-public companies in financial services, private equity and specialty finance. Mr. Florkowski holds a Bachelor of Science in Accounting from Salisbury University.
Stephen P. Theobald has served as our Executive Vice President and Chief Operating Officer since June 2022. He served as our Executive Vice President and Chief Financial Officer from April 2013 to June 2022. Mr. Theobald is responsible for our Servicing and Asset Management, Marketing, Investment Management, Technology, Office Services, Investment Research, Small Balance Lending and our Valuation and Appraisal groups and, together with the other executive officers, the overall strategic direction of our Company. Mr. Theobald also has served as a member of the board of managers of Walker & Dunlop, LLC since April 2013. From December 2010 to March 2013, Mr. Theobald served as the executive vice president and chief financial officer of Hampton Roads Bankshares, Inc., a publicly traded holding company for Bank of Hampton Roads, a Virginia state-chartered commercial bank. From April 2010 to November 2010, Mr. Theobald served as a financial consultant to Hampton Roads Bankshares, Inc. Mr. Theobald also held a number of senior financial positions at Capital One Financial Corporation from 1999 to 2010, most recently serving as chief financial officer, local banking, from 2005 to 2010. Mr. Theobald began his career at KPMG LLP in 1984, and he served as audit partner, financial services, from 1996 to 1999. From 1990 to 1992, he served as a professional accounting fellow in the Office of the Chief Accountant at the Comptroller of the Currency. Mr. Theobald received a Bachelor of Science in Business Administration in Accounting from the University of Notre Dame.
Richard M. Lucas serves as our Executive Vice President, General Counsel and Secretary. Mr. Lucas was a member of our Board from July to November 2010, when he joined the Company as Executive Vice President and General Counsel, and has served as a member of the board of managers of Walker & Dunlop, LLC since January 2010. Mr. Lucas is responsible for our Legal department and administrative oversight of the internal audit function and, together with the other executive officers, the overall strategic direction of our Company. Mr. Lucas joined Hilton Worldwide, Inc., a global hospitality company, in May 2008 as executive vice president, general counsel and corporate secretary and served as a member of Hilton’s executive committee until he joined us in November 2010. Prior to joining Hilton, Mr. Lucas was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he was in private practice for 18 years. At Arnold & Porter, his practice focused on real estate transactions and litigation, primarily in the hospitality and senior living areas. From 2005 to 2008, Mr. Lucas also served as an adjunct faculty member at The George Washington University Law School, where he taught a course on real estate transactions. Mr. Lucas is the former president and a member of the board of directors for the Capital Chapter of the non-profit JDRF (now the DC Community Board of the Mid-Atlantic Chapter). Mr. Lucas also is a member of the steering committee of Georgetown University’s McDonough School of Business Steers Center for Global Real Estate. Mr. Lucas received his Bachelor of Science in Business Administration from Georgetown University’s McDonough School of Business and his Juris Doctor from Yale Law School.
Paula A. Pryor serves as our Executive Vice President and Chief Human Resources Officer, where she oversees all things “people” at Walker & Dunlop. In her role, she is responsible for talent acquisition, total rewards, talent management, DE&I, learning and development, and the overall culture and strategic direction of our Company. Ms. Pryor also has served as a member of the board of managers of Walker & Dunlop, LLC since May 2020. Ms. Pryor joined us in 2009 and served as Vice President, Human Resources from 2009 to 2013 and as Senior Vice President, Human Resources from 2013 to 2018, when she was promoted to Executive Vice President. Prior to joining Walker & Dunlop, Ms. Pryor served as a Manager of Human Resources at CapitalSource Inc. from 2007 to 2009 and as Manager of the People Team at Katzenbach Partners from 2002 to 2007. Ms. Pryor is a member of the board of directors of Leadership Women, a non-profit organization. Ms. Pryor graduated cum laude from the University of Richmond with a Bachelor of Arts in International Studies and Spanish, and a minor in History. She completed her Master’s degree in Latin American Political Economy with distinction at Georgetown University’s School of Foreign Service.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee establishes the underlying policies and principles of our compensation programs. This Compensation Discussion and Analysis describes our executive compensation programs for our named executive officers (the “NEOs”) and explains in detail the process followed to reach its 2022 compensation decisions. Our NEOs for 2022 were:
Named Executive Officers
William M. Walker	Chairman and Chief Executive Officer (CEO)
Gregory A. Florkowski	Executive Vice President and Chief Financial Officer (CFO)(1)
Howard W. Smith, III	President
Stephen P. Theobald	Executive Vice President and Chief Operating Officer (COO); Former Executive Vice President and Chief Financial Officer(2)
Richard M. Lucas	Executive Vice President, General Counsel and Secretary (General Counsel)
Paula A. Pryor	Executive Vice President and Chief Human Resources Officer (CHRO)

(1)
Mr. Florkowski was appointed to the position of Executive Vice President and Chief Financial Officer, effective as of June 1, 2022.

(2)
Mr. Theobald was appointed to the position of Executive Vice President and Chief Operating Officer, effective as of June 1, 2022.

Executive Summary
The Compensation Committee places significant value on linking our NEOs’ compensation to the long-term value creation for our stockholders and is strongly committed to pay for performance alignment. Our executive compensation program is designed to appropriately reward our NEOs to successfully manage our distinctive business model and execute on our ambitious long-term business plan, the Drive to ‘25. On an annual basis, we evaluate and make executive compensation decisions based on a comprehensive review of our short-term and long-term performance, current market practices and governance trends, among other factors.
Our Business Model and Ambitious Long-Term Business Plan
We are one of the leading commercial real estate (“CRE”) services and finance companies in the United States, and one of the largest capital providers to the CRE market, including the multifamily, industrial, office, retail and hospitality markets. We have a long track record of delivering strong growth through establishing ambitious five-year business plans, and in 2021, we embarked on our current five-year plan called the Drive to ‘25.
The Drive to ‘25 includes the following ambitious five-year operational, financial and ESG targets to be achieved by year-end 2025:
Operational	Financial	ESG

•
$65B+ in Annual Debt Financing Volume, including $5B+ in Annual Small Balance Loans

•
$160B+ Servicing Portfolio Balance

•
$25B+ in Annual Property Sales Volume

•
$10B+ in Assets Under Management

• At least $2B in Annual Total Revenues • At least $13.00 per share in Annual Diluted EPS
•
Increase Diversity of Leadership

•
Reduce GHG Emissions Intensity

•
Donate 1% of Annual Income from Operations to Non-profits

•
Originate a Cumulative $60B of Affordable Housing Debt Financing Volume from 2021 – 2025

2022 Performance Highlights
2022 presented a very challenging environment for Walker & Dunlop as a result of geopolitical instability, rapidly rising interest rates and a generally uncertain economic outlook. While this environment negatively impacted our 2022 results following a very strong 2021 performance year, we made progress towards our Drive to ‘25 plan and achieved the financial results set forth below.
Drive to ‘25 Progress
Despite the headwinds faced throughout our industry in 2022, our executive management team continued to make progress towards our long-term Drive to ‘25 operational objectives including:
Drive to ‘25 Goal	2022 Achievements
$65 billion of debt financing volume (including $5 billion of small balance lending (“SBL”))	Originated debt financing volume of $43.6 billion
$160 billion+ Servicing Portfolio Balance	Loan servicing portfolio ended the year at $123.1 billion
$25 billion of property sales volume	Closed $19.7 billion of annual property sales volume
$10 billion of assets under management as part of a broader strategy to establish investment banking capabilities	$16.7 billion of assets under management (includes WDIP and Alliant funds and loans in our interim lending JV)
2022 Financial Results
Financial highlights for year ended 2022 include the following:
•
Total Revenues of $1.3 billion, flat to 2021

•
Total Transaction Volume of $63.3 billion, down 7% from 2021

•
Diluted Earnings per Share of $6.36, down 22% from 2021

•
Net Income of $213.8 million, down 20% from 2021

•
Adjusted EBITDA(1) of $325.1 million, up 5% from 2021

•
Return on Equity of 13%

•
Dividend Growth of 20% in 2022 ($0.60 per quarter v. $0.50 in 2021)

•
Continued Execution of Targeted Acquisition Strategy including the completion of our largest technology investment to date with the acquisition of GeoPhy, further enhancing our technology platform, and the acquisition of Avalon Real Estate Partners, expanding our investment sales platform to include land sales

ESG Efforts
We also continued to execute on our short-term and long-term ESG priorities, building on the significant progress made in 2021. In 2022, we were able to achieve the following ESG accomplishments:
•
Expanded the level and quality of our disclosures with the publication of our 2021 ESG Report and our second annual Taskforce on Climate-Related Financial Disclosures (TCFD) report

•
Earned inclusion in the Bloomberg Gender Equality Index (GEI) for the second consecutive year

(1)
Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. A reconciliation of adjusted EBITDA to GAAP net income is located on page 36 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 23, 2023.

•
Proactively managing Scope 1, 2, and 3 emissions; targeting a decrease in Scope 3 emissions intensity, from a 2019 baseline, by 2025 for categories then measured

•
Our ESG Working Group that was formed in 2021 met on a regular basis throughout the year and worked to develop a more comprehensive and strategic ESG program in 2022

•
Maintained our valued culture and were named to the Fortune’s Best Workplaces in Financial Services & Insurance (Large Employers) list and as a Top Workplace by the Washington Post for the ninth consecutive year

•
Increased our charitable donations in 2022 by 10% from 2021, donating a total of $1.4 million to 137 different charities

Total Shareholder Return Performance
Consistent with our long-term business plan, we aim to deliver long-term growth to our stockholders. We recognize that short-term results are often impacted by external market conditions, but long-term performance should ultimately align with stockholder value creation. While our one-year TSR performance was negative, over the longer term we have delivered exceptional returns, outperforming our peer group and the broader market. The following table illustrates our comparative 10-Year TSR growth based on the value of $100 invested on 12/31/2012, including reinvested dividends, through 12/31/2022.

Source: S&P Global Capital IQ Pro
History of Strong Say on Pay Support

      At our 2022 annual meeting, more than 99% of votes cast were voted in favor of our say on pay vote, representing the fourth consecutive year of above 98% support, strongly affirming our stockholders’ support of our approach to executive compensation. Our say on pay vote is currently held on an annual basis, consistent with the preference expressed by a majority of our stockholders at our 2022 annual meeting. We carefully consider stockholder feedback on all matters, including our executive compensation. Given the strong support over the past several years and the fact that our executive compensation program is in line with our long-term strategy, no specific changes to our executive compensation program were made in 2022.

Compensation Governance
We are committed to strong compensation governance:
WHAT WE DO	WHAT WE DON’T DO

•
Align pay and performance by linking NEO compensation to the achievement of rigorous pre-established performance metrics

•
Maintain a mix of short-term and long-term incentive measures that are aligned with our long-term strategic plan, the Drive to ‘25

•
Base a majority of equity compensation on performance-based measures

•
Cap awards for NEOs under our short-term and long-term incentive plans

•
Include DE&I performance goals in our annual cash incentive compensation program

•
Maintain a clawback policy that allows the Board to recover cash and equity incentive compensation in the event of a financial restatement

•
Require significant share ownership for executives and directors, including 5x base salary for the CEO and President, 3x base salary for other NEOs and 5x annual cash retainer for directors

•
Engage an independent compensation consultant to advise the Compensation Committee of the Board on executive compensation matters that provide no other services to the Company

•
Use tally sheets to review historical and current total compensation (including amounts actually earned)

•
No hedging or pledging of shares by NEOs or Board members

•
No guaranteed cash incentives, equity awards or salary increases for NEOs

•
No incentive compensation based on a single performance metric

•
No excessive perquisites or other benefits

•
No “single-trigger” change in control cash severance provisions

•
No excise tax or income tax gross-ups

•
No repricing of stock options or stock appreciation rights (if ever granted) permitted without stockholder approval

2022 NEO Compensation Review
Our Compensation Committee is firmly committed to a pay-for-performance philosophy and undertakes a thorough review of our performance in each year. For 2022, the Compensation Committee reviewed (i) our short-term and long-term performance, (ii) the current competitive market in which we compete for talent, and (iii) external market conditions. Based on these factors, the Compensation Committee made the following key decisions:
•
No increases to 2022 target compensation levels for the NEO team other than for the newly promoted CFO

2022 target compensation opportunities were held flat for our NEOs, except for our newly promoted CFO, Mr. Florkowski, who received an increase to his base salary and target annual cash incentive opportunity for 2022 in consideration of his elevated role and responsibilities.
•
Our NEO bonus pool decreased by more than 80% year-over-year

Our formulaic payout under the annual incentive plan for 2022 would have been approximately 51% of target. Taking into consideration our 2022 TSR underperformance and financial results, the Compensation Committee applied negative discretion to the calculated payout and awarded payouts equal to 25% of target for our NEOs (representing an 83% year-over-year decline in the annual cash incentive pool for our NEOs)

The following graphs depict the negative discretion applied to 2022 formulaic payout for our CEO and comparison of the CEO’s 2022 payout vs. 2021 payout:

Illustration of Negative Discretion applied to the CEO's 2022 Bonus Payout

50% Reduction
2022
$687,500
$1,383,818
Actual Payout
2022 CEO Formulaic Payout

Illustration of Year-over-Year Decrease in CEO's Bonus Payout

80% Decrease
2022
$687,500
Actual Payout
2021
$3,471,249

Setting Executive Compensation
Compensation Philosophy
Our executive compensation program is designed to provide a competitive and market-aligned total compensation package that attracts and rewards our executives for significant performance achievements. We believe that our compensation program should:
•
align with stockholders’ interests and drive long-term value creation;

•
support our business strategies and objectives;

•
pay for performance;

•
be market competitive; and

•
encourage short- and long-term retention.

Role of Board and Management in Compensation Decisions
•
CEO and other NEO pay is set by the Compensation Committee;

•
the CEO, the CHRO and senior members of the legal and accounting departments provide support to the Compensation Committee. The CHRO and the Secretary or Assistant Secretary attend all Compensation Committee meetings, but neither they nor any other employee of the Company are present for executive sessions of the Compensation Committee;

•
the CEO provides performance assessments and compensation recommendations for each of the NEOs, including a self-assessment of his own performance, but is not present during deliberations concerning his compensation, which is done without members of management present;

•
the Compensation Committee meets in executive session, when appropriate, without members of management present;

•
the Compensation Committee regularly updates, and receives feedback from, the full Board regarding matters relating to compensation and our equity plans; and

•
the Compensation Committee chairman meets with the CEO, other members of senior management and the Committee’s compensation consultant, outside of Compensation Committee meetings to discuss executive compensation matters, including compensation plan design and other ways to drive desired financial and operational results.

Role of Compensation Consultant
The Compensation Committee retained Pay Governance in 2022 to provide the Compensation Committee with independent compensation data, analysis and advice. Pay Governance reported directly to the Compensation Committee, and the Compensation Committee had the sole authority to approve the terms of, and terminate, their engagement. For additional information regarding the Compensation Committee’s use of Pay Governance, refer to “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE — Board Committees — Compensation Committee” above.
Use of Peer Group
The Compensation Committee strives to maintain a compensation program that is both appropriate and competitive with the market in which we compete for both executive talent and business opportunities. Given that our business model has no direct publicly traded peers, the Compensation Committee carefully selected companies in consultation with Pay Governance that on a blended basis would best reflect our unique operations. In constructing an appropriate Peer Group, we took into consideration the following criteria:
•
Companies with significant CRE financing operations;

•
Companies that engage in financing/origination services and/or investment banking/CRE investment management; and

•
Companies with relevant revenues and market capitalization relative to ours.

The 2022 Peer Group is comprised of the 16 companies below and remains unchanged from the 2021 Peer Group. On a standalone basis, each Peer Group company does not fully reflect our scope of operations, but on an aggregate basis, the Peer Group reflects the most comparable public companies.
Company Name	Total 2022 Revenues (in millions)	Market Capitalization at 12/31/2022 (in millions)	Number of Employees as of 12/31/2022	1-Year TSR	3-Year TSR
American Assets Trust, Inc.	$422.6	$1,604.0	216	-26.36%	-35.81%
Annaly Capital Management, Inc.	$2,000.1	$9,862.6	161	-21.19%	-17.25%
Arbor Realty Trust, Inc.	$654.1	$2,262.4	630	-20.69%	21.68%
BrightSpire Capital, Inc.	$364.6	$803.5	54	-32.31%	-41.65%
Cowen Inc.	$1,537.7	$1,042.4	1,534	8.57%	154.33%
Encore Capital Group, Inc.	$1,398.3	$1,121.1	6,900	-22.81%	35.58%
Kennedy-Wilson Holdings, Inc.	$540.0	$2,167.4	230	-30.54%	-17.79%
Ladder Capital Corp	$344.6	$1,270.7	63	-8.77%	-28.87%
Marcus & Millichap, Inc.	$1,301.7	$1,355.7	887	-30.75%	-4.34%
MGIC Investment Corporation	$1,172.8	$3,861.3	683	-7.52%	-1.61%
Mr. Cooper Group Inc.	$2,464.0	$2,831.8	6,600	-3.56%	220.78%
Ocwen Financial Corporation	$953.9	$232.1	4,900	-23.49%	48.81%
PennyMac Financial Services, Inc.	$1,628.5	$2,890.3	4,135	-17.61%	73.29%
Piper Sandler Companies	$1,435.1	$1,778.3	1,790	-23.35%	84.43%
Radian Group Inc.	$1,190.7	$2,994.5	1,400	-6.31%	-17.04%
Redwood Trust, Inc.	$(7.0)	$766.2	347	-42.16%	-46.83%
Median	$1,181.8	$1,691.2	785	-22.00%	-2.97%

Company Name	Total 2022 Revenues (in millions)	Market Capitalization at 12/31/2022 (in millions)	Number of Employees as of 12/31/2022	1-Year TSR	3-Year TSR
Average	$1,087.6	$2,302.8	1,908	-19.30%	26.73%
Walker & Dunlop, Inc.	$1,258.8	$2,542.5	1,451	-46.79%	29.68%
WD Rank:	8 out of 17	6 out of 17	7 out of 17	17 out of 17	7 out of 17

*
Source: S&P Global Capital IQ Pro; financial data in $ millions.

Comparative market data is not used by the Compensation Committee to “benchmark” the amount of total compensation or any specific element of compensation for the NEOs. Instead, the Compensation Committee aims to provide total pay opportunities to our executives based on consideration of a number of factors, including pay levels for executives in similar positions within our Peer Group, the nature and scope of each executive’s duties, individual performance, and internal pay positioning, taking into account each executive’s pay components and levels relative to other executives.
2022 Key Elements of Compensation
Our compensation program for our NEOs consists of the following elements, each of which satisfies one or more of our alignment, performance and retention objectives:
Component	Objectives	Key Features
Base Salary	• Provides fixed cash compensation at market competitive levels to attract and retain talent	• Adjustments are considered annually based on individual performance, market competitiveness, internal pay equity and retention issues
Annual Cash Incentive Award
•
Rewards Company and individual performance

•
Aligns NEOs’ interests with those of our stockholders by promoting the achievement of targeted annual financial results

•
Retains NEOs by providing competitive compensation opportunity

•
Payouts are based upon a combination of Company financial performance and strategic and individual performance consisting of:

(25%) Adjusted EBITDA
(25%) Total Revenues
(25%) Diluted EPS
(15%) Leadership & Strategy
(10%) DE&I
Variable, at-risk compensation that can be earned between 0% and 412.5% of salary for our CEO, between 0% and 300% of salary for our President and COO and between 0% and 250% of salary for our other NEOs

Long-Term Equity Awards	• Directly aligns NEOs’ interests with long-term stockholder interests • Provides meaningful ownership and opportunities for wealth creation, which enables us to retain and motivate our NEOs	• Balanced approach that includes annual awards of: (i) restricted stock (“Annual Equity Award”), and (ii) performance share units (“Performance Share Units”)

Component	Objectives	Key Features
Annual Equity Award

•
Retains NEOs through multi-year vesting of equity grants and by providing market-competitive compensation

•
Aligns NEOs’ interests with long-term stockholder interests by linking a portion of each NEO’s realizable compensation to long-term stock performance

•
Represents ~33% of Target Long-Term Equity Award for CEO, President and COO and 50% of Target Long-Term Equity Award for CFO, GC and CHRO (based on grant date fair value)

•
Restricted stock awards generally vest in ratable increments over a three-year period

•
Our NEOs are subject to the same stock price fluctuations as our stockholders

Performance Share Units
• Aligns a significant portion of our NEOs’ compensation to achieving long-term financial objectives • Emphasizes the achievement of long-term financial growth and TSR performance
•
Represents ~67% of Target Long-Term Equity Award for CEO, President and COO and 50% of Target Long-Term Equity Award for CFO, GC and CHRO (based on grant date fair value)

•
Variable, at-risk compensation that can be earned between 0% to 250% of target pay for our CEO, President and COO (inclusive of the TSR outperformance modifier) and between 0% to 225% of target pay for our other NEOs

•
Earned based on long-term financial performance, including:

(50%) Averaged Diluted EPS
(25%) Aggregate Total Revenues
(25%) Return on Equity
•
For the CEO, the President and the COO only, if the metrics described above are attained at the maximum level of performance and relative TSR performance versus S&P MidCap 400 Financials Index is in the top quartile (i.e., above the 75th percentile), maximum payouts can be increased by up to 25% (for example, a maximum payout of 200% would increase to 250% payout if relative TSR is at the 100th percentile)

Mix of Target Total Direct Compensation
Our executive compensation reflects a well-aligned pay-for-performance program that emphasizes variable performance-based pay. The charts below show the relative amounts for each element of total direct compensation comprised of base salary, target annual incentive, Annual Equity Award and award of Performance Share Units (based on 2022 target levels). More than 85% of our CEO’s compensation and more than 75% of our other NEOs’ compensation (on average) is variable and performance-based, tied to the achievement of financial and operational performance. These variable and performance-based elements are not guaranteed and are subject to rigorous performance goals and performance assessments.

*
For other NEOs, reflects the average of the NEOs compensation component as a percentage of their total target compensation based on base salary, target annual incentive, Annual Equity Award and Performance Share Unit award value.

2022 Executive Officer Compensation
Base Salary
The Compensation Committee reviews base salaries annually, and considers the following factors (among others):
•
Market data;

•
Company performance;

•
Individual performance and scope of responsibility, in consultation with the CEO for the other NEOs;

•
Internal pay equity; and

•
Retention concerns.

In its review, the Compensation Committee also considers the impact of base salary on other elements of compensation. No adjustments were made to 2022 base salaries for the NEOs other than an increase in base salary for Mr. Florkowski upon his appointment as CFO in consideration of his elevated role and responsibilities.
Base salaries for each of our NEOs in 2022 and 2021 were as follows:
	Base Salary ($)
Name	2022	2021	Change
William M. Walker	1,000,000	1,000,000	—
Gregory A. Florkowski(1)	475,000	—	—
Stephen P. Theobald	500,000	500,000	—
Howard W. Smith, III	750,000	750,000	—
Richard M. Lucas	500,000	500,000	—
Paula A. Pryor	400,000	400,000	—

(1)
Mr. Florkowski was not a Named Executive Officer for 2021; the amount shown for 2022 reflects his annualized base salary, effective June 1, 2022 upon his appointment as CFO, which was increased from $325,000.

Annual Cash Incentive Award
Each NEO is eligible to receive cash awards based on the achievement of pre-determined financial goals, strategic objectives and individual performance criteria at threshold, target and maximum levels as a percentage of base salary. These payout levels are established in consideration of each NEO’s position and responsibilities, applicable market data and our overall compensation philosophy that emphasizes performance-based compensation.
For 2022, the Compensation Committee reviewed the NEOs’ annual incentive opportunities based on both individual performance and contributions and competitiveness relative to the market. Based on its review, the Committee established the following annual incentive opportunities as a percentage of base salary, which remained unchanged from 2021 (other than for Mr. Florkowski, who received an increase to his target annual cash incentive opportunity in consideration of his elevated role and responsibilities):
	Annual Incentive Opportunity as a Percentage of Base Salary
Name	Threshold	Target	Maximum
William M. Walker	137.5%	275%	412.5%
Gregory A. Florkowski	50%	100%	250%
Stephen P. Theobald	75%	150%	300%
Howard W. Smith, III	75%	150%	300%
Richard M. Lucas	50%	100%	250%
Paula A. Pryor	50%	100%	250%
In February 2022, the Company established the 2022 annual cash incentive plan based on pre-determined Company, individual and DE&I goals set by the Compensation Committee. The Company-specific performance goals include total revenues, diluted EPS and adjusted EBITDA, and each goal is weighted at 25%, as set forth in the table below. Target performance goals for each of these metrics were set at levels that require meaningful year-over-year growth. Consistent with our pay philosophy, maximum performance levels require significant stretch performance compared to past years, such that maximum payout would only be achieved for truly outstanding results. In the event that one or more of the metrics falls between two of the levels in the table, the value of the cash incentive with respect to that metric would be calculated by linear interpolation.
		2022 Performance Goals
Metric	Weighting	Threshold	Target	Maximum	2022 Result
Adjusted EBITDA	25%	$309,278,000	$324,741,900	$340,205,800	$325,095,000
Total Revenues	25%	$1,259,178,000	$1,322,136,900	$1,385,095,800	$1,258,753,000
Diluted EPS	25%	$7.74	$8.56	$8.97	$6.36
Corporate Leadership & Strategic Initiatives	15%	See below for a description of goals and achievements			Target
DE&I Initiatives	10%	See below for a description of goals and achievements			Target
The corporate leadership and strategic initiatives include corporate performance and individual performance goals designed to support the achievement of our Drive to ‘25 strategy, and they are collectively weighted at 15%. The DE&I goals are designed to support the ultimate achievement of the DE&I goals included in our Drive to ‘25 strategy, and they are weighted at 10%.

2022 DE&I Goals and Achievements
The 2022 DE&I goals included in the 2022 cash incentive plan were designed to build on our 2021 accomplishments and are as follows:
2022 Goal	Achievement
Achieve year-over-year growth in the number of women and individuals from underrepresented racial/ethnic groups in management positions	Achieved year-over-year growth in the number of women in management positions, while we saw a slight decline in individuals from underrepresented racial/ethnic groups in management positions, falling slightly short of our ambitious 2022 targets (over 25% of our hires in management positions were women and approximately 18% were from underrepresented racial/ethnic groups
Achieve year-over-year growth in the number of women and individuals from underrepresented racial/ethnic groups included in our top 20% compensated employees	Achieved a modest increase in the percentage of individuals from underrepresented racial/ethnic groups included in our top 20% compensated employees and a slight decrease in the percentage of women included in the group.
Support ERGs while fostering open dialogue and joining meetings as appropriate	Supported our ERGs, through a combination of ERG membership and meeting participation. Several ERGs including the Black Empowered Network, Women of Walker & Dunlop, and W&D+ (a group for LGBTQIA+ employees) presented to the Executive Committee.
Actively participate in DEI Training and Programming	Hosted our Second Annual Diversity Summit and Second Summer Learning Intensive
Participate in at least one external partnership (e.g., CREUnited, NCCU, Rutgers, Project Destined, Cristo Rey)	Continued to strengthen relationships with our external partnerships, participating in panels and acting as thought leaders in over 15 external engagements, in addition to several executive officers serving on non-profit boards and committees focused on DEI efforts. In 2022, we expanded our partnership with Cristo Rey to DC, achieved plan approval through the MLT Hispanic Equity at Work Certification Program, achieved an MLT Black Equity at Work Bronze Certification, worked with NCCU’s Real Estate program and became a corporate sponsor of Rutgers University’s Real Estate program. Additionally, we continued to expand CREUnited via membership and corporate sponsors resulting in increased transactions with women and sponsors from underrepresented racial/ethnic groups.
Provide ongoing sponsoring and mentorship for multiple individuals from underrepresented racial/ethnic groups and/or female employees	Launched our Executive Mentorship Program in which every member of a management committee committed to mentoring two or more mentees. We also piloted several mentorship and sponsorship programs specifically for our women and employees from underrepresented racial/ethnic groups, with several executive officers participating as mentors and sponsors.

NEO Corporate Leadership & Strategic Goals and Results
The following tables set forth the 2022 corporate leadership and strategic initiative and goals on both a Company-wide and individual basis and the related results:
Category	2022 Goals	Results
Financial/Operations
1.
Drive to make technology and data a key business differentiator throughout the enterprise

2.
Build significant momentum toward achievement of Drive to ‘25 beyond
AUM goals

3.
Fully integrate Alliant, Zelman and GeoPhy

•
Completed our largest technology investment to date with the acquisition of GeoPhy, accelerating the growth of our small balance lending and appraisal businesses, while also transforming our legacy banking and property sales businesses through the use of data science efficiencies and insights. 62% of our refinancings were new loans to the Company and 24% of our total transaction volume was with new clients

•
Continued to make progress towards our Drive to ‘25 financial objectives as discussed above.

•
Worked to fully integrate the Alliant, Zelman and GeoPhy teams to leverage synergies and continue to transform our diversified platform. Zelman and Alliant contributed a combined $130.5 million in revenues in 2022, both on budget for the year

Employees
1.
Embody the Walker Way. Maintain Company culture as evidenced by a variety of measures including third-party corporate recognition, internal employee survey or Company turnover

2.
Navigate through evolution of COVID/remote work to keep employees safe, informed and connected

•
Our overall Great Places to Work results included an 89% positive average rating across all questions (compared to the 87% benchmark)

•
Results of employee surveys were overwhelmingly positive regarding our executive management team

•
Named to the Fortune’s Best Workplaces in Financial Services & Insurance (Large Employers) list for the seventh time (first time being named to the Large Employers list)

•
Reopened our offices to all employees and successfully held our All-Company Retreat, affirming our emphasis on Company culture and support for our employees

•
Continued to provide support for our employees from enhanced manager engagement, in-person team building events and flexible work arrangements

Customers/ Community	1. Expand our brand, including building on the success of the Walker Webcast 2. Participate in federal policy setting	• Walker Webcast continues to gain traction with over 4.2 million total views and downloads in 2022, a 2.5% increase from 2021

Category	2022 Goals	Results

3.
Support ESG efforts aligned with 2025 goals, including:

•
Remain carbon neutral, while decreasing carbon emissions per employee by 50% by 2025

•
Prioritize and increase charitable giving to support 2025 goal to donate 1% of annual pre-tax profits to philanthropic efforts

•
Provide corporate opportunities for employees to volunteer at least 20 hours per year

•
Several NEOs and senior executives participated in over ten public policy-oriented interactions with U.S. House, Senate and federal agencies

•
Expanded the level and quality of our disclosures with the publication of our 2021 ESG Report, and our second annual Taskforce on Climate-Related Financial Disclosures (TCFD) report

•
Earned inclusion in the Bloomberg Gender Equality Index (GEI) for the second year

•
Continued to make strides towards our Drive to ‘25 ESG goals including proactively managing particular categories of emissions

•
ESG Working Group that was formed in 2021 met on a bi-weekly basis throughout the year to assist in managing our ESG efforts and developing a more comprehensive and strategic ESG program in 2022

•
Increased our charitable donations in 2022 by 10% from 2021, donating a total of $1.4 million to 137 different charities

•
24 Company offices held 69 volunteer events throughout the year, and employees logged over 6,700 hours of paid and unpaid volunteer time in Workday, averaging to 12.8 hours per employee

Stockholders	1. Interactions with analysts and stockholders 2. Financial results and stock price relative to peers 3. Dividend actions
•
Participated in eight investor conferences hosted by sell side analysts and held over 110 meetings with buy side investors and sell side analysts

•
Held the 2022 annual meeting of stockholders in person

•
Held a virtual Investor Day to provide updates on our Drive to ‘25 progress, with over 430 attendees

• Increased the quarterly dividend by 20% to $0.60 per quarter (from $0.50 in 2021) • One-year TSR of -46.8% as compared to the Peer Group median of -22.0%

William M. Walker
Drive strategy and technology to make us an industry leader through integration efforts and targeted investments
•
Successfully oversaw the integration efforts of the Alliant and Zelman teams and the acquisition of GeoPhy, the largest technology investment we have made to date, transforming our legacy banking and property sales businesses through the use of data science efficiencies and insight

•
Committed significant resources to strategic investment and technology, including leadership changes to drive these priorities

Build out Investment Banking Function
•
As a result of the rapidly declining conditions in the investment banking sector, we paused the expansion of our investment banking activities while establishing the groundwork for future recruitment once market conditions improve

Gregory A. Florkowski
Continue to support the integration of business development initiatives, including consolidating the finance and treasury functions of Alliant, WDIP, Zelman and GeoPhy.
•
Planned and oversaw the integration of the Alliant, WDIP, Zelman and GeoPhy accounting technology systems and their corporate accounting teams during 2022, which are on track to be fully integrated in 2023

•
Made significant progress toward integrating our corporate treasury and financial planning and analysis functions across the Company

Drive ROE. Analyze capital structure. Deploy cash to our interim lending program, fund initiatives, acquisition, share buyback or dividend to generate solid returns.
•
Improved our cash forecasting reports to enhance the strategic deployment of capital across the Company’s businesses

•
Successfully managed our $200 million incremental term loan, which closed in early 2023, to improve our liquidity and capital efficiency

Stephen P. Theobald
Perform CFO role through May 31, 2022 and then transition the role to Mr. Florkowski. Establish the newly formed COO position to enable the successful advancement of Zelman, WDTech, GeoPhy, Apprise and small balance lending
•
Provided support for the new CFO while successfully transitioning into the new COO role

•
Established key business priorities for WDTech, GeoPhy, and Marketing and implemented changes to the organizational structure to ensure that these priorities would be met

•
As a result of the rapidly worsening conditions in the investment banking sector, we paused the expansion of our investment banking activities while establishing the groundwork for future recruitment once market conditions improve

Manage space and operational concerns associated with growth, including renegotiating leases, balance space management and space utilization in 2022 considering COVID-19 and our hybrid office/remote work arrangements
•
Made strategic decisions to delay certain office expansions to optimize space utilization as the Company reevaluates space needs

•
Focused on implementing a seat management system across our office footprint to efficiently manage desk and office utilization

•
Reduced budgeted expenses associated with office renovations

Hire new Chief Marketing Officer (“CMO”) to continue to advance our marketing through digital, external and internal communications strategies and development.
•
Hired a new CMO in July 2022 and successfully onboarded the new CMO throughout the remainder of 2022

Howard W. Smith, III
Grow bankers and brokers by at least 10%
•
Increased bankers and brokers by 5%, including 27 new hires (including the acquisition of the Avalon Real Estate Partners) and four internal promotions

Support EVPs as they assume expanded roles and work to integrate new business lines and technology into their operations
•
Successfully oversaw several departments as they worked to integrate new business lines and reprioritize technology initiatives considering the corporate focus on small balance lending, Apprise and servicing projects in the midst of a an extremely challenging market

Richard M. Lucas
Continue the integration of the broker-dealer, registered investment adviser and privacy compliance programs associated with Zelman, Alliant and GeoPhy
•
Engaged in a complete a comprehensive assessment of our Company-wide risk and compliance function

•
Established a formal cross-departmental compliance officer working group to monitor and enhance the compliance function across the Company

Manage space and operational concerns associated with growth, including renegotiating leases, balance space management and space utilization considering COVID-19, and new way of working through May 31, 2022
•
Reviewed office space and upcoming lease expirations to optimize current and future space utilization

•
Successfully managed the occupancy of our new Bethesda headquarters under budget and on time

•
Successfully supported the execution of new office leases, including our first international offices in the Netherlands

Paula A. Pryor
Support culture and integrations through DE&I initiatives, enhanced communications, support initiatives to reduce employee turnover from 2021 levels, programmatic analyst and manager training and hiring — as evidenced by Great Place to Work recognition
•
Upgraded our onboarding program and successfully welcomed 360 new direct hires (including 56 new hires through acquisitions)

•
Implemented analyst training and management programs

•
While the annualized rate of voluntary turnover remained relatively flat, the overall rate of voluntary turnover has begun to recede

•
Continued to advance DE&I initiatives as evidenced by our MLT Black Equity at Work Certification and MLT Hispanic Equity at Work plan approval

•
Earned inclusion in the Bloomberg Gender Equality Index (GEI) for the second year

•
Returned to The Washington Post Top Workplaces and Great Places to Work Institute lists

Expand our Human Resources Information System (“HRIS”) to support reporting needs of the organization, including developing manager dashboards, DE&I dashboards & employee surveys
•
Renegotiated our HRIS contract to add functionality to facilitate one-stop support solutions for the HR team and reorganized the team to align with the needs of the Company

•
Introduced department head dashboards and worked closely with Financial Reporting to enhance DE&I reporting to our senior managers

Annual Cash Incentive Payout
With respect to Company-specific corporate performance goals, the Company achieved adjusted EBITDA performance that was slightly above target, total revenues that were slightly below threshold and adjusted diluted EPS that was below threshold. While the executive management team was able to successfully execute on several of the DE&I and leadership and strategic goals established for the year that warranted payout at target, the Compensation Committee deemed it appropriate to apply negative discretion to the formulaic payouts and award payouts equal to 25% of target for the NEOs. This determination was made in consideration of the Company’s stock price performance and financial performance vis-à-vis our 2022 budget. The resulting aggregate bonus pool for our NEOs for 2022 was $1,500,000, which represents a more than 80% year-over-year decrease.
The corresponding actual payouts for 2022 and a comparison to the calculated payout amount based on the formula described above (prior to the application of the Compensation Committee’s negative discretion) are illustrated below:
Name	2022 Payout ($)	2022 Formulaic Payout ($)	Negative Discretion ($)
William M. Walker	687,500	1,383,818	(696,318)
Gregory A. Florkowski	118,750	242,069	(123,319)
Stephen P. Theobald	187,500	379,810	(192,310)
Howard W. Smith, III	281,250	569,715	(288,465)
Richard M. Lucas	125,000	254,810	(129,810)
Paula A. Pryor	100,000	203,848	(103,848)
Equity Awards
The equity awards granted to our NEOs in 2022 consisted of: (i) an annual equity award of restricted stock and (ii) Performance Share Units, representing a performance-based long-term equity incentive award for the 2022-2024 performance period. Award opportunities for 2022 were based on a review of individual performance, market competitiveness and internal equity considerations. Based on this review the Compensation Committee established equity award opportunities for 2022 that remained unchanged from 2021 levels, other than for Mr. Florkowski (who was not our CFO at the time of the grant of his equity award in 2022), as follows:

	Equity Award Opportunity as a Percentage of Base Salary(1)
		2022 – 2024 Performance Share Plan
Name	Annual Equity Award	Threshold	Target	Maximum	TSR Outperformance(2)
William M. Walker	142%	142%	283%	567%	142%
Gregory A. Florkowski	100%	75%	100%	225%	—
Stephen P. Theobald	108%	108%	217%	433%	108%
Howard W. Smith, III	108%	108%	217%	433%	108%
Richard M. Lucas	100%	75%	100%	225%	—
Paula A. Pryor	100%	75%	100%	225%	—

(1)
The number of shares of restricted stock and Performance Share Units granted are determined based on the values as determined above divided by the fair market value of a share of common stock on the grant date.

(2)
TSR Outperformance is only earned to the extent that Company achieves the maximum goal under the Average Diluted EPS, Aggregate Total Revenues and Return on Equity goals and relative TSR performance is in the top quartile of the S&P MidCap 400 Financials Index.

Annual Equity Award
The annual equity award for the NEOs is comprised entirely of restricted stock (based on the fair value on the date of the grant). The restricted stock granted to the NEOs in 2022 vests ratably on February 15 in 2023, 2024 and 2025. Restricted stock award values were based on a review of individual performance and management responsibilities and were held flat from 2021 amounts, with the exception of Mr. Florkowski, who was not our CFO at the time of the grant of his equity award.
Our NEOs were granted a total of 31,095 shares of restricted stock in 2022. In addition to serving as a retention tool with awards vesting over a long-term three-year vesting period, restricted stock further aligns the interests of the NEOs with our stockholders through the promotion of significant share ownership. Each NEO’s 2022 restricted stock award is detailed below.
Name	Number of Shares of Restricted Stock Granted(1)
William M. Walker	10,137
Gregory A. Florkowski	4,829
Stephen P. Theobald	3,875
Howard W. Smith, III	5,815
Richard M. Lucas	3,577
Paula A. Pryor	2,862

(1)
Shares of restricted stock vest in one-third increments on each of February 15, 2023, 2024 and 2025, subject to the NEO’s continued employment with the Company on the applicable vesting date.

2022-2024 Performance Share Plan
In 2022, the Compensation Committee approved awards of Performance Share Units (which are performance-based long-term equity incentive awards) for the Company’s NEOs and senior management to drive outstanding performance over the next three years. Consistent with prior years, under these 2022 Performance Share Unit awards, the NEOs are eligible to receive a payout in the form of shares of stock if certain pre-established performance goals (tied to average diluted EPS, aggregate total revenues and return on equity) underlying the award are met over the course of the 2022 through 2024 performance period. Consistent with the Performance Share Unit awards granted in 2021, a TSR outperformance modifier was included in the awards granted to the CEO, the President and the COO.

		2022-2024 Performance Goals
Metric and Rationale for Inclusion	Weighting	Threshold	Target	Maximum
Average Diluted EPS Most direct measure of value returned to our stockholders, in both the short and long term. Goals are established at significant levels in excess of annual cash incentive goals and our actual 2021 results.	50%	$8.99	$9.89	$10.85
Aggregate Total Revenues Motivates our executives to drive significant growth and diversification of our platforms. Goals are established at meaningful levels that require significant effort by our executives to achieve.	25%	$4.2 billion	$4.6 billion	$5.0 billion
Return on Equity Motivates management to create stockholder value while remaining focused on profitability and capital management.	25%	16.0%	19.0%	22.0%
The Compensation Committee established the award of the Performance Share Units as a performance award, setting very challenging performance targets designed to incentivize our senior management team, including the NEOs, to strive for outstanding Company performance. As a result, the amounts actually earned by the NEOs under the awards of Performance Share Units may be less, in some cases substantially so, than the amounts shown as compensation in the “2022 Summary Compensation Table” below.
2020-2022 Performance Share Plan
In 2020, the Compensation Committee approved a performance-based long-term equity incentive award for the Company’s NEOs and senior management. These awards, denoted as Performance Share Units, vest in the form of shares of common stock if certain pre-established performance goals (tied to average diluted EPS, aggregate total revenues and return on equity) underlying the award are met over the course of a 2020 through 2022 performance period. Over the 2020-2022 performance period, the Company achieved average diluted EPS of $7.40, which was between the target and maximum goals of $6.93 and $7.59, respectively, aggregate total revenues of $3.6 billion, which was above the maximum goal of $3.4 billion, and return on equity of 18.3%, which was between the threshold and target goals of 16% and 19%, respectively. Accordingly, the Compensation Committee determined that the following number of shares were earned by each NEO: Mr. Walker: 61,899; Mr. Florkowski: 8,236, Mr. Theobald 17,338; Mr. Smith: 32,238; Mr. Lucas: 17,338; and Ms. Pryor: 13,871.
2021-2023 Performance Share Plan
In 2021, the Compensation Committee approved a performance-based long-term equity incentive award for the Company’s NEOs and senior management. These awards, denoted as Performance Share Units, vest in the form of shares of common stock if certain pre-established performance goals (tied to average diluted EPS, aggregate total revenues and return on equity) underlying the award are met over the course of a 2021 through 2023 performance period.
Additionally, the Compensation Committee undertook a review of our performance share plan to ensure that the program was well-aligned with our long-term strategic plan and appropriately calibrated to reward our executives for their significant achievements under our 5-year strategic plans. Based on this review, the Compensation Committee implemented a TSR component to the 2021-2023 performance shares plan for the CEO, President and CFO to reward them for both significant financial achievements and strong TSR outperformance. If our performance exceeds the maximum level for average diluted EPS, aggregate total revenues and return on equity goals, these select executives have an opportunity to earn up to an additional 25% based on relative TSR performance between the 75th percentile and the 100th percentile versus the S&P MidCap 400 Financials Index. These additional outperformance shares require significant achievements for both financial results and TSR to provide any payouts.

Management Deferred Stock Unit Purchase Plan
The Management Deferred Stock Unit Purchase Plan (the “MSPP”) supports the Company’s existing stock ownership goals for the NEOs and further aligns the interests of plan participants, including the NEOs, with our stockholders by providing a means for deferral of annual cash incentive compensation by eligible employees into deferred stock units that are settled in shares of the Company’s common stock upon payout. In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date. The matching awards are reflected in the “2022 Summary Compensation Table” below. See the “2022 Nonqualified Deferred Compensation” table and related narrative below for additional information concerning the MSPP and the related matching component.
Employment Agreements
We have entered into employment agreements with each of our NEOs and the compensation packages described above reflect, in part, the employment agreements that we entered into with each of our NEOs. The employment agreements with our NEOs also include severance provisions. See “COMPENSATION OF DIRECTORS AND OFFICERS — Employment and Separation Agreements” and “COMPENSATION OF DIRECTORS AND OFFICERS — Potential Payments upon Termination or a Change in Control” for a description of the specific terms of these agreements.
Walker & Dunlop, Inc. Deferred Compensation Plan
In November 2019, we approved the Walker & Dunlop, Inc. Deferred Compensation Plan (the “NQDCP”) pursuant to which certain key employees, including our NEOs and non-employee members of the Board are able to defer eligible compensation. The NQDCP became effective January 1, 2020. Pursuant to the NQDCP, a select group of highly compensated or management-level employees and non-employee members of the Board are eligible to participate by making an election to defer, as applicable, up to seventy-five percent (75%) of the participant’s annual base salary, as well as one hundred percent (100%) of any discretionary or annual cash bonus award, cash long-term incentive award, commissions or cash compensation for services as a member of the Board. Participants will be 100% vested at all times in their individual deferral accounts maintained under the NQDCP. We may make discretionary contributions to the NQDCP on behalf of any participant; however, we do not currently intend to make such contributions. Any discretionary contributions will be credited to a separate contribution account, and a participant will vest in amounts credited to the participant’s contribution account based upon the schedule or schedules determined by us. Payment of accounts under the NQDCP will occur upon a participant’s separation from service with us and/or pursuant to scheduled in-service distributions. We will require a six-month delay in the payment of benefits under the NQDCP if the participant is a “specified employee” pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), at the time of his or her separation from service with us and its affiliates, and an earlier payment would result in the imposition of an excise tax on the participant if the amounts were received at the time of his or her separation.
Compensation Policies
We do not currently have any formal policies regarding long-term versus currently paid compensation but believe that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our NEOs and immediate reward for superior Company and individual performance, while long-term compensation rewards achievement of long-term strategic objectives and contributes towards overall stockholder value.
Clawback Policy
If we are required to prepare an accounting restatement, then awards under our 2020 Equity Incentive Plan are subject to mandatory forfeiture if the amount earned or vesting of the award is explicitly based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. We also have the right to recover awards made to participants under the 2020 Equity Incentive Plan in case of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct or to the extent provided by clawback policies that we may adopt in the future.
Prohibition on Hedging
Our insider trading policy prohibits our directors and all employees, including our NEOs, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Prohibition on Pledging
Our insider trading policy also prohibits our non-employee directors and all employees, including our NEOs, from pledging Company securities to secure margin or other loans. This prohibition means our non-employee directors and employees may not hold our securities in margin accounts.
Stock Ownership Guidelines for NEOs
We have stock ownership guidelines for our Executive Officers that are intended to further align their interests with the interests of our stockholders. Under these guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The amount required to be retained varies depending on the NEO’s position, as follows:
•
Chief Executive Officer and President: five times base salary; and

•
CFO, COO, General Counsel and CHRO: three times base salary.

Stock ownership for the purpose of these guidelines includes stock currently held by the NEO, restricted stock and stock units, excluding stock units that remain subject to achievement of performance goals. As of December 31, 2022, each NEO was in compliance with the stock ownership guidelines.
Tax Treatment of NEO Compensation
Section 162(m) of the Code generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other executive officers in any year to $1 million in the year compensation becomes taxable to the executive. Prior to the 2017 Tax Cuts and Jobs Act, certain compensation was exempt from the deduction limit to the extent it met the requirements to be considered “qualified performance-based compensation,” as previously defined in Section 162(m). The 2017 Tax Cuts and Jobs Act eliminated that exemption.
The Compensation Committee has historically considered Section 162(m) in the design of incentive plans to preserve the corporate tax deductibility of compensation. However, in light of the changes to Section 162(m), the Compensation Committee anticipates that a larger portion of future compensation paid to the NEOs will continue to be subject to a tax deduction disallowance under Section 162(m).
While the Compensation Committee considers the impact of 162(m) and other tax rules when developing, structuring and implementing our executive compensation programs, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.
Compensation Policies and Practices As They Relate to Risk Management
Management reports regularly to the Compensation Committee on our executive and employee compensation and benefit programs. The Compensation Committee engaged Pay Governance to perform a compensation risk assessment for the NEOs and our loan originators for 2022 and to advise the Compensation Committee on the findings of the assessment. Our CHRO also reported on the compensation structure and benefit programs and risks associated with such structure and programs for all of our other employees. The Compensation Committee considered the findings of these reports and determined that the

NEO and other employee compensation and benefit programs do not pose any material risks to us and therefore are not reasonably likely to have a material adverse effect on us. With respect to the NEO compensation programs, the Compensation Committee found that they continue to be well-balanced between fixed and variable compensation, cash and equity and short- and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and have elements and are subject to policies that discourage the NEOs from taking unnecessary or excessive risks, including with respect to compensation clawbacks and prohibitions on hedging and pledging. With the assistance of Pay Governance, the Compensation Committee continues to review all of the Company’s executive compensation programs as they relate to risk management.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Respectfully submitted,
The Compensation Committee of the Board of
Directors
Michael D. Malone (Chairman)
Ellen D. Levy
John Rice
Dana L. Schmaltz
The Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation
The following table sets forth the compensation paid to or earned by our NEOs during 2022, 2021 and 2020:
2022 Summary Compensation Table
Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William M. Walker Chairman and Chief Executive Officer	2022	1,000,000	—	3,083,116	—	687,500	4,500	4,775,116
	2021	1,000,000	—	3,083,219	—	3,471,249	4,500	7,558,968
	2020	900,000	903,913	2,049,817	—	3,096,087	4,500	6,954,317
Gregory A. Florkowski Executive Vice President and Chief Financial Officer	2022	422,917	—	1,148,406	—	118,750	4,500	1,694,573
Stephen P. Theobald Executive Vice President and Chief Operating Officer and Former Executive Vice President and Chief Financial Officer	2022	500,000	—	1,183,019	—	187,500	4,500	1,875,019
	2021	500,000	—	1,183,190	—	1,143,409	4,500	2,831,099
	2020	500,000	1,053,301	1,074,881	—	1,146,699	4,500	3,779,381
Howard W. Smith, III President	2022	750,000	—	1,796,732	—	281,250	4,500	2,832,482
	2021	750,000	—	1,875,246	—	1,715,113	4,500	4,344,859
	2020	625,000	958,283	1,243,624	—	1,791,717	15,000	4,633,624
Richard M. Lucas Executive Vice President, General Counsel and Secretary	2022	500,000	—	1,062,191	—	125,000	4,500	1,691,691
	2021	500,000	7,000	1,062,374	—	893,409	4,500	2,467,283
	2020	500,000	353,301	1,049,905	—	1,146,699	4,500	3,054,405
Paula A. Pryor Executive Vice President, Chief Human Resources Officer	2022	400,000	—	899,841	—	100,000	4,500	1,404,341
	2021	400,000	—	949,878	—	714,727	4,500	2,069,105
	2020	361,280	589,641	651,434	—	917,359	4,500	2,524,214

(1)
Amounts shown in these columns represent the grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock. In addition, the Stock Awards column includes restricted stock units (some of which may be deferred stock units) awarded as the matching grant under the Management Deferred Stock Unit Purchase Matching Program. The Stock Awards column also includes the threshold value for the 2020-2022, 2021-2023 and 2022-2024 Performance Share Units. The maximum possible value of the 2020-2022 Performance Share Units was as follows: $4,050,000 for Mr. Walker, $1,125,000 for Mr. Theobald, $2,109,375 for Mr. Smith, $1,125,000 for Mr. Lucas and $900,000 for Ms. Pryor. The maximum possible value of the 2021-2023 Performance Share Units (which for Messrs. Walker, Theobald and Smith includes achievement of the TSR-based outperformance goal) was as follows: $7,083,249 for Mr. Walker, $2,708,228 for Mr. Theobald, $4,063,325 for Mr. Smith, $1,124,964 for Mr. Lucas and $899,945 for Ms. Pryor. The maximum possible value of the 2022-2024 Performance Share Units (which for Messrs. Walker, Theobald and Smith includes achievement of the TSR-based outperformance goal) was as follows: $7,083,305 for Mr. Walker, $2,708,246 for Mr. Theobald, $4,063,272 for Mr. Smith, $787,436 for Mr. Florkowski, $1,124,924 for Mr. Lucas and $899,939 for Ms. Pryor. For a discussion of the assumptions made in the valuation reflected in this column, see Notes 2 and 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
Amounts shown in this column represent annual cash incentive awards to each NEO.

(3)
Amounts shown in this column include the Company’s $4,500 matching contribution to the executive’s 401(k) plan for each year presented.

2022 Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name/Award Type(1)	Grant Date	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
William M. Walker
Restricted Stock	2/15/2022							10,137	1,416,646
Restricted Stock Units	2/15/2022							1,788	249,873
Cash Awards	2/1/2022	1,375,000	2,750,000	4,125,000				—	—
Performance Share Units	2/1/2022				10,803	21,607	43,214	—	1,416,597
Gregory A. Florkowski
Restricted Stock	2/15/2022							4,829	674,853
Restricted Stock Units	2/15/2022							1,511	211,162
Cash Awards	7/8/2022	237,500	475,000	1,187,500				—	—
Performance Share Units	2/1/2022				2,001	2,669	6,005	—	262,391
Stephen P. Theobald
Restricted Stock	2/15/2022							3,875	541,531
Restricted Stock Units	2/15/2022							715	99,921
Cash Awards	2/1/2022	375,000	750,000	1,500,000				—	—
Performance Share Units	2/1/2022				4,130	8,261	16,523	—	541,567
Howard W. Smith, III
Restricted Stock	2/15/2022							5,815	812,646
Restricted Stock Units	2/15/2022							1,227	171,473
Cash Awards	2/1/2022	562,500	1,125,000	2,250,000				—	—
Performance Share Units	2/1/2022				6,197	12,394	24,789	—	812,613
Richard M. Lucas
Restricted Stock	2/15/2022							3,577	499,886
Restricted Stock Units	2/15/2022							1,341	187,405
Cash Awards	2/1/2022	250,000	500,000	1,250,000				—	—
Performance Share Units	2/1/2022				2,859	3,813	8,579	—	374,901
Paula A. Pryor
Restricted Stock	2/15/2022							2,862	399,965
Restricted Stock Units	2/15/2022							1,431	199,982
Cash Awards	2/1/2022	200,000	400,000	1,000,000				—	—
Performance Share Units	2/1/2022				2,287	3,050	6,863	—	299,894

(1)
All plan-based awards were made pursuant to the 2020 Equity Incentive Plan.

(2)
Represents awards that could be earned under our annual cash incentive plan. See “COMPENSATION DISCUSSION AND ANALYSIS — 2022 Executive Officer Compensation — Annual Cash Incentive Award.” NEOs may elect to defer all or a portion of these amounts under our MSPP. Refer to the 2022 Non-Qualified Deferred Compensation table below for information regarding deferral elections made by the NEOs.

(3)
For Messrs. Walker, Theobald and Smith, represents shares that could be earned under awards of the maximum standard Performance Share Units and over-performance stock units over the 2022-2024 performance period. For Mr. Florkowski, Mr. Lucas and Ms. Pryor, represents shares that could be earned under awards of the Performance Share Units over the 2022-2024 performance period upon the attainment of the maximum performance level. See “COMPENSATION DISCUSSION AND ANALYSIS — 2022 Executive Officer Compensation — Equity Awards — 2022-2024 Performance Share Plan.”

(4)
Grants of restricted stock vest in one-third increments on each of February 15, 2023, 2024 and 2025, subject to the executive’s continued employment with the Company on the applicable vesting date. Grants of restricted stock units and deferred stock units are awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program and vest on March 15 in the third calendar year following the grant date. The matching grants under the Management Deferred Stock Unit Purchase Matching Program are accompanied by dividend equivalent units, subject to the terms of the applicable deferral election.

(5)
Amounts shown in this column represent the estimated grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock, and Performance Share Units awarded under the 2020 Equity Incentive Plan, as amended, as well as restricted stock units and deferred stock units awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program. For the Performance Share Units, the amounts shown reflect the threshold value of the Performance Share Units awarded to each NEO. The Compensation Committee established very challenging targets for the 2022-2024 performance cycle. As a result, the value of the shares of common stock that will actually be received by the NEOs may be less or more, in some cases substantially so, than the amounts reported above as compensation. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables
The grant date values of the 2022 Performance Share Unit “threshold,” “target” and “maximum” opportunities in the 2022 Grants of Plan Based Awards Table are 142%, 283% and 708%, respectively, of the 2022 base salary for Mr. Walker, 108%, 217%, and 542%, respectively, of the 2022 base salary for Mr. Smith and Mr. Theobald, and 75%, 100%, and 225%, respectively, of the 2022 base salaries for the other NEOs. The matching grants under the Management Deferred Stock Unit Purchase Matching Program are accompanied by dividend equivalent units, subject to the terms of the applicable deferral election. Holders of restricted stock are entitled to dividends paid in cash at the same time paid to other stockholders of the Company. The applicable dividend rate is equal to the dividend rate payable to other stockholders of the Company.
Employment and Separation Agreements
We have entered into employment agreements with each of our NEOs. Each employment agreement has an initial three-year term, and automatically extends for a series of additional one-year terms at the end of the expiration of the then-current term, unless either party gives 60 days’ prior notice that the term will not be extended. These employment agreements provide for an initial base salary, a target cash bonus opportunity (with the actual bonus payment to be determined by the Compensation Committee), and eligibility for grants of equity. For information regarding each NEO’s 2022 base salary and other compensation arrangements with us, see “COMPENSATION DISCUSSION AND ANALYSIS — 2022 Executive Officer Compensation” above. Additionally, each NEO’s employment agreement also contains customary non-competition and non-solicitation covenants that apply during the term and for up to 12 months after the termination of each executive’s employment with us. For information concerning the termination-related terms of the NEOs’ employment agreements, see “— Potential Payments upon Termination or a Change in Control” below.

Outstanding Equity Awards at December 31, 2022
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)
William M. Walker	2/15/2019	—	—	—	—	3,503(5)	274,927	—	—
	2/14/2020	—	—	—	—	3,808(4)	298,852	—	—
	2/14/2020	—	—	—	—	3,386(5)	265,764	—	—
	7/17/2020	—	—	—	—	—	—	61,899	4,857,834
	2/12/2021	—	—	—	—	9,410(4)	738,497	—	—
	2/12/2021	—	—	—	—	2,595(5)	203,693	—	—
	3/3/2021	—	—	—	—	—	—	10,587	830,868
	2/15/2022	—	—	—	—	10,137(4)	795,552	—	—
	2/15/2022	—	—	—	—	1,831(5)	143,672	—	—
	2/1/2022	—	—	—	—	—	—	2,700	211,896
Gregory A. Florkowski	2/14/2020	—	—	—	—	1,375(4)	107,910	—	—
	2/14/2020	—	—	—	—	1,015(5)	79,679	—	—
	7/17/2020	—	—	—	—	—	—	8,236	646,361
	2/12/2021	—	—	—	—	2,159(4)	169,438	—	—
	2/12/2021	—	—	—	—	1,687(5)	132,388	—	—
	3/3/2021	—	—	—	—	—	—	1,213	95,196
	2/15/2022	—	—	—	—	4,829(4)	378,980	—	—
	2/15/2022	—	—	—	—	1,547(5)	121,414	—	—
	2/1/2022	—	—	—	—	—	—	500	39,240
Stephen P. Theobald	2/15/2014	18,496	—	17.05	2/15/2024	—	—	—	—
	2/15/2015	16,949	—	16.72	2/15/2025	—	—	—	—
	2/15/2016	13,870	—	20.40	2/15/2026	—	—	—	—
	2/15/2017	8,344	—	39.82	2/15/2027	—	—	—	—
	2/15/2016	—	—	—	—	5,090(5)	399,479	—	—
	2/14/2020	—	—	—	—	2,115(4)	165,985	—	—
	2/14/2020	—	—	—	—	2,710(5)	212,645	—	—
	7/17/2020	—	—	—	—	—	—	17,338	1,360,686
	2/12/2021	—	—	—	—	3,598(4)	282,371	—	—
	2/12/2021	—	—	—	—	1,038(5)	81,444	—	—
	3/3/2021	—	—	—	—	—	—	4,047	317,609
	2/15/2022	—	—	—	—	3,875(4)	304,110	—	—
	2/15/2022	—	—	—	—	732(5)	57,453	—	—
	2/1/2022	—	—	—	—	—	—	1,032	80,991
Howard W. Smith, III	2/14/2014	3,513	—	17.05	2/15/2024	—	—	—	—
	2/15/2015	67,797	—	16.72	2/15/2025	—	—	—	—
	2/15/2016	55,479	—	20.40	2/15/2026	—	—	—	—
	2/15/2017	33,377	—	39.82	2/15/2027	—	—	—	—
	2/14/2020	—	—	—	—	2,644(4)	207,501	—	—
	2/14/2020	—	—	—	—	2,032(5)	159,442	—	—
	7/17/2020	—	—	—	—	—	—	32,238	2,530,038
	2/12/2021	—	—	—	—	5,398(4)	423,635	—	—
	2/12/2021	—	—	—	—	2,595(5)	203,693	—	—
	3/3/2021	—	—	—	—	—	—	6,073	476,609
	2/15/2022	—	—	—	—	5,815(4)	456,361	—	—
	2/15/2022	—	—	—	—	1,256(5)	98,594	—	—
	2/1/2022	—	—	—	—	—	—	1,549	121,566

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)
Richard M. Lucas	2/14/2020	—	—	—	—	2,115(4)	165,985	—	—
	2/14/2020	—	—	—	—	2,371(5)	186,085	—	—
	7/17/2020	—	—	—	—	—	—	17,338	1,360,686
	2/12/2021	—	—	—	—	3,322(4)	260,711	—	—
	2/12/2021	—	—	—	—	1,946(5)	152,749	—	—
	3/3/2021	—	—	—	—	—	—	2,179	171,008
	2/15/2022	—	—	—	—	3,577(4)	280,723	—	—
	2/15/2022	—	—	—	—	1,373(5)	107,754	—	—
	2/1/2022	—	—	—	—	—	—	714	56,035
Paula A. Pryor	2/14/2018	—	—	—	—	550(5)	43,126	—	—
	2/14/2020	—	—	—	—	1,269(4)	99,591	—	—
	2/14/2020	—	—	—	—	698(5)	54,795	—	—
	7/17/2020	—	—	—	—	—	—	13,871	1,088,596
	2/12/2021	—	—	—	—	2,657(4)	208,521	—	—
	2/12/2021	—	—	—	—	2,595(5)	203,693	—	—
	3/3/2021	—	—	—	—	—	—	1,743	136,791
	2/15/2022	—	—	—	—	2,862(4)	224,610	—	—
	2/15/2022	—	—	—	—	1,465(5)	114,986	—	—
	2/1/2022	—	—	—	—	—	—	571	44,812

(1)
These options were granted pursuant to our 2010 Equity Incentive Plan, as amended and our 2015 Equity Incentive Plan and vest ratably on each anniversary of the date of grant over a three-year period, conditioned upon the executive’s continued employment with the Company on the applicable vesting date. We have not granted options since 2017 and currently have no plans to do so.

(2)
Based on the closing stock price of our common stock on December 30, 2022 of $78.48 per share.

(3)
Represents Performance Share Units under our 2020-2022 performance share plan, our 2021-2023 performance share plan and our 2022-2024 performance share plan. The number of units reported for the 2020-2022 performance share plan is based on the actual level of performance achieved and awarded in February 2023. The number of Performance Share Units reported for the 2021-2023 performance share plan is based on target level of performance for the revenue goal, threshold level of performance for the return on equity goal, and no achievement of the diluted earnings per share goal, which is reflective of performance during 2022. The number of Performance Share Units reported for the 2022-2024 performance share plan is based on threshold level of performance for the revenue goal and no achievement of the return on equity and diluted earnings per share goals, which is reflective of performance during 2022.

(4)
Represents restricted stock granted pursuant to our 2020 Equity Incentive Plan, which vest ratably on or around the anniversary of the date of grant over a three-year period, conditioned upon the executive’s continued employment with the Company on the applicable vesting date.

(5)
Represents restricted stock units (some of which may be deferred stock units) and their associated dividend equivalent units, granted under the Management Deferred Stock Unit Purchase Matching Program, which vest on March 15 in the third calendar year following the grant date.

2022 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Walker	—	—	84,152	11,760,242
Gregory A. Florkowski	—	—	12,340	1,709,504
Stephen P. Theobald	13,000	852,480	29,195	4,059,900
Howard W. Smith, III	—	—	47,994	6,687,622
Richard M. Lucas	2,781	163,745	28,277	3,935,017
Paula A. Pryor	—	—	11,052	1,535,842
2022 Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
William M. Walker	687,500	—	(1,923,378)	51,185	3,901,664
Gregory A. Florkowski	—		(600,723)	21,575	640,711
Stephen P. Theobald	—	—	(1,732,185)	42,365	1,784,808
Howard W. Smith, III	168,750	—	(1,450,693)	30,759	3,767,895
Richard M. Lucas	—	—	(800,285)	28,268	852,371
Paula A. Pryor	10,000	—	(934,409)	31,450	1,088,122

(1)
The reported amounts include compensation deferred under the Company’s NQDCP. All of the amounts shown in this column were included as compensation in the “2022 Summary Compensation Table” for 2022.

(2)
Earnings (loss) represent a change in the value of the (i) aggregate balance in the Company’s NQDCP and (ii) our common stock underlying an NEO’s deferred stock units and their associated dividends and dividend equivalent units. None of the amounts in this column have been included in the “2022 Summary Compensation Table” because the earnings are not preferential or above-market.

(3)
Distributions represent the value of cash dividends paid on deferred stock units during 2022.

(4)
Total aggregate balance calculated as the sum of (i) the number of deferred stock units held as of December 31, 2022, multiplied by $78.48, the closing stock price of our common stock on December 30, 2022, and (ii) the value of the amount as of December 30, 2022 of the executive’s balance in the Company’s NQDCP. The following amounts included in this column have been reported in the “2022 Summary Compensation Table” for 2022 or a prior fiscal year: Mr. Walker — $4,212,258, Mr. Florkowski — $897,367, Mr. Theobald — $1,099,816, Mr. Smith — $4,416,591, Mr. Lucas —  $1,099,879, and Ms. Pryor — $1,387,956.

Management Deferred Stock Unit Purchase Plan (MSPP)
Under the MSPP, eligible employees may voluntarily elect to purchase shares of the Company’s common stock with up to 100% of their annual cash incentive award on a specified date each calendar year. On the date that the annual cash incentive award is paid (the “Award Date”), the portion of the bonus that is deferred is used to purchase deferred stock units at the fair market value of the Company’s common stock on such date. These deferred stock units granted under the MSPP are fully vested and non-forfeitable on the date of purchase. With respect to each deferred stock unit granted under the MSPP, the Company issues to the participant one share of the Company’s common stock on the date elected by the participant, which is either (i) January 31 of the year immediately following the participant’s separation from the Company (the “Termination Date Election”); (ii) the first to occur of (A) March 15 of the third calendar year after the Award Date and (B) January 31 of the year immediately following the participant’s separation from the Company (the “Vesting Date Election”); or (iii) the first to occur of (A) January 31 of the fifth or tenth, as elected by the participant, calendar year after the Award Date and (B) January 31 of the year immediately following the participant’s separation from the Company (the “Deferred Distribution Date Election”). In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date.
In the event of a change in control of the Company, if the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are not assumed or continued, shares of the Company’s common stock underlying the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are delivered immediately prior to the change in control. In the event of a change in control of the Company, the deferred stock units and restricted stock units granted under the matching component of the MSPP become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or for good reason (as such terms are defined in the Management Deferred Stock Unit Purchase Matching Program) within 24 months following the change in control of the Company.
Potential Payments upon Termination or a Change in Control
Regardless of the reason for any termination of employment, each NEO is entitled to receive the following benefits upon termination: (a) payment of any unpaid portion of such executive’s base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expenses, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement and (e) except in the case of termination by the company for cause, any earned but unpaid annual bonus for the calendar year prior to the calendar year of termination based on actual performance achieved (together, the “Accrued Benefits”).
In addition to the Accrued Benefits, each NEO is entitled to receive a severance payment if we terminate his or her employment without cause or the executive resigns for good reason. The severance payment is equal to (i) continued payment by the company of the executive’s base salary, as in effect as of the executive’s last day of employment, for a period of 12 months, (ii) continued payment for life and health insurance coverage for 12 months, to the same extent the company paid for such coverage immediately prior to termination, (iii) two times the average annual bonus earned by the executive over the preceding two years (or if the executive has not been employed for two years, payments equal to two times the target bonus for the year of termination), (iv) payment of a pro-rated bonus for the year of termination (calculated based on actual performance) and (v) immediate vesting as of the last day of employment in any unvested portion of any time-based equity awards previously issued to the executive (with any awards that vest based in whole or in part on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement). If the continued payment of health insurance coverage would result in violations of certain tax or other statutes or regulations, then we will instead pay the NEO a fully taxable cash payment each month equal to the insurance premiums plus an additional amount necessary to cover any additional taxes owed by the NEO (such additional amount, the “Indemnity Amount”). The foregoing benefits are conditioned upon the executive’s execution of a general release of claims and compliance with the terms of the employment agreement. In addition, pursuant to the terms of each NEO’s performance share unit award agreements, upon such termination of employment, the NEO vests in a pro rata portion of his or her performance share units (based on the number of days in the performance period prior to termination) to the extent the applicable performance goals are otherwise satisfied.
If the NEO’s employment terminates due to death or disability, in addition to the Accrued Benefits, the executive or his or her estate, as applicable, is entitled to receive (i) immediate vesting as of the last day of employment in any unvested portion of any time-based equity awards previously issued to the executive (with any awards that vest based in whole or in part on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement) and (ii) payment of a pro-rated bonus for the year of termination (calculated based on actual performance). In addition, pursuant to the terms of each NEO’s performance share unit award agreements, upon such termination of employment, the NEO vests in his or her target number of Performance Share Units, and pursuant to the terms of the matching component under the MSPP, the deferred stock units and restricted stock units granted thereunder become 100% vested.
If the NEO’s employment terminates due to retirement, in addition to the Accrued Benefits, the executive is entitled to receive (i) immediate vesting as of the last day of employment in any time-based equity awards previously issued to the executive previously issued to the executive (with any awards that vest based in whole or in part on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement), (ii) payment of a pro-rated bonus for the year of termination (calculated based on actual performance), and (iii) pro-rated vesting of Performance Share Units if the retirement occurs on or after the first anniversary of the first day of the performance period and achievement of the performance goals relating to such Performance Share Units is certified by the Committee at the end of the applicable performance period.
While none of the employment agreements includes severance provisions that are tied to a change in control, pursuant to the 2020 Equity Incentive Plan and the award agreements governing the NEO’s outstanding equity awards, upon a change in control of the Company, (i) the NEO’s outstanding, unvested options and restricted stock become fully vested (A) if the equity awards are not assumed or (B) if the equity awards are assumed and the NEO’s employment is terminated without cause or for good reason within 12 months following the change in control, and (ii) the NEO will vest in a number of Performance Share Units equal to the greater of (A) a pro rata portion of his or her Performance Share Units to the extent the applicable performance goals are otherwise satisfied and (B) his or her target number of Performance Share Units. In addition, the deferred stock units and restricted stock units granted under the matching component of the MSPP become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or resigns for good reason (as such terms are defined in the matching component of the MSPP) within 24 months following the change in control of the Company.
Neither the employment agreements nor the equity award agreements provide for any excise or other tax gross-up other than the potential for payment of the Indemnity Amount discussed above.
The table below summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to our NEOs under the terms of their employment agreements and equity award agreements described above in connection with the occurrence of the following various scenarios as of December 31, 2022. Amounts shown do not include the Accrued Benefits.
Executive Officer	Benefit	Non-renewal by Company ($)(1)	Without Cause/ For Good Reason ($)(2)	Death ($)	Disability ($)(3)	Retirement ($)(4)
William M. Walker	Cash	9,158,749(5)	9,158,749(5)	N/A	N/A	N/A
	Continued Life and Health	23,267(6)	23,267(6)	N/A	N/A	N/A
	Equity Acceleration	1,832,900(7)(8)	7,315,278(7)(8)	9,443,082(7)(9)	9,443,082(7)(9)	N/A
	Total	11,014,916	16,497,294	9,443,082	9,443,082	N/A
Gregory A. Florkowski	Cash	1,923,005(5)	1,923,005(5)	N/A	N/A	N/A
	Continued Life and Health	23,267(6)	23,267(6)	N/A	N/A	N/A
	Equity Acceleration	656,328(7)(8)	1,437,126(7)(8)	1,960,842(7)(9)	1,960,842(7)(9)	N/A
	Total	2,602,600	3,383,398	1,960,842	1,960,842	N/A
Stephen P. Theobald	Cash	4,030,909(5)	4,030,909(5)	N/A	N/A	N/A
	Continued Life and Health	306(6)	306(6)	N/A	N/A	N/A
	Equity Acceleration	752,466(7)(8)	2,351,889(7)(8)	3,523,914(7)(9)	3,523,914(7)(9)	N/A
	Total	4,783,681	6,383,104	3,523,914	3,523,914	N/A
Howard W. Smith, III	Cash	5,913,080(5)	5,913,080(5)	N/A	N/A	N/A
	Continued Life and Health	23,267(6)	23,267(6)	N/A	N/A	N/A
	Equity Acceleration	1,087,497(7)(8)	3,975,797(7)(8)	5,256,856(7)(9)	5,256,856(7)(9)	N/A
	Total	7,023,844	9,912,144	5,256,856	5,256,856	N/A

Executive Officer	Benefit	Non-renewal by Company ($)(1)	Without Cause/ For Good Reason ($)(2)	Death ($)	Disability ($)(3)	Retirement ($)(4)
Richard M. Lucas	Cash	3,018,409(5)	3,018,409(5)	N/A	N/A	N/A
	Continued Life and Health	23,267(6)	23,267(6)	N/A	N/A	N/A
	Equity Acceleration	707,419(7)(8)	2,200,788(7)(8)	2,624,957(7)(9)	2,624,957(7)(9)	N/A
	Total	3,749,095	5,242,464	2,624,957	2,624,957	N/A
Paula A. Pryor	Cash	2,714,727(5)	2,714,727(5)	N/A	N/A	N/A
	Continued Life and Health	23,267(6)	23,267(6)	N/A	N/A	N/A
	Equity Acceleration	532,722(7)(8)	1,727,449(7)(8)	2,126,050(7)(9)	2,126,050(7)(9)	N/A
	Total	3,270,716	4,465,443	2,126,050	2,126,050	N/A

(1)
This column describes the payments and benefits that become payable if the Company elects not to renew the employment agreement.

(2)
The term “cause” means any of the following, subject to any applicable cure provisions: (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony; (ii) fraud, misappropriation or embezzlement by the executive; (iii) the executive’s willful failure or gross negligence in the performance of his or her assigned duties for the Company; (iv) the executive’s breach of any of his or her fiduciary duties to the Company; (v) a material violation of a material Company policy; or (vi) the material breach by the executive of any material term of the employment agreement.

The term “good reason” means any of the following, subject to any applicable cure provisions, without the executive’s consent: (i) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive’s position at the Company, or any other action by the Company which results in a substantial diminution of the executive’s duties or responsibilities; (ii) a requirement that the executive work principally from a location that is 20 miles further from the executive’s residence than the Company’s address on the effective date of the executive’s employment agreement; (iii) a 10% or greater reduction in the executive’s aggregate base salary, target bonus , excluding any reductions caused by the failure to achieve performance targets, or annual grant date fair value of time-based equity awards; or (iv) any material breach by the Company of the employment agreement.
(3)
The term “disability” means such physical or mental impairment as would render the executive unable to perform each of the essential duties of the executive’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(4)
The term “retirement” means the executive’s resignation on or after age 65. As of December 31, 2022, none of our NEOs had attained age 65, so none of them were retirement-eligible.

(5)
Represents the sum of the following: (i) the executive’s 2022 base salary at December 31, 2022, to be paid for a period of 12 months in approximately equal installments on the Company’s regularly scheduled payroll dates, subject to payroll deductions and withholdings, (ii) two times the average annual bonus earned by the executive for 2020 and 2021, and (iii) the executive’s earned 2022 bonus (based on actual performance).

(6)
Represents the value of life and health benefits paid by the Company for 12 months.

(7)
Includes the value of accelerated vesting of restricted stock granted to the executives. The acceleration value of the restricted stock was calculated using the closing price of $78.48 per share on December 30, 2022.

The value of accelerated vesting of Performance Share Units is included in the columns for termination without cause or for good reason, due to death and due to disability. The acceleration value of the Performance Share Units is calculated using the closing price of $78.48 per share on December 30, 2022 and the applicable number Performance Share Units under our 2020-2022, 2021-2023 and 2022-2024 performance share plans that are eligible to vest upon such a termination pursuant to the terms of the applicable award agreement. For termination without cause or for good reason, the number of

Performance Share Units reported for the 2020-2022 performance share plan is based on the actual level of performance. The number of Performance Share Units reported for the 2021-2023 performance share plan is based on the target level of performance for the revenue goal, the threshold level of performance for the return on equity goal, and no achievement of the EPS goal, which is reflective of performance during 2022, prorated for the portion of the performance period completed as of December 31, 2022. The number of Performance Share Units reported for the 2022-2024 performance share plan is based on the threshold level of performance for the revenue goal and no achievement of the return on equity and EPS goals, which is reflective of performance during 2022, prorated for the portion of the performance period completed as of December 31, 2022. For termination due to death and disability, the number of Performance Share Units for each of the 2020-2022, 2021-2023 and 2022-2024 performance plans is the number that would be achieved under the target level of performance.
(8)
Does not include the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. For additional information, see the table below.

(9)
Includes the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP, calculated using the closing price of $78.48 per share on December 30, 2022.

In addition to the applicable amounts disclosed in the table above, the table below sets forth the estimated value as of December 31, 2022 of accelerated vesting that will be generally owed to our NEOs under the terms of the matching component of the MSPP described above if the NEO’s employment is terminated without cause or the NEO resigns for good reason within 24 months of a change in control of the Company or if awards under the matching component of the MSPP are not assumed in the change in control transaction.
Executive Officer	Benefit	Without Cause/For Good Reason Within 24 Months of a Change in Control ($)(1)
William M. Walker	Equity Acceleration	888,056
Gregory A. Florkowski	Equity Acceleration	333,481
Stephen P. Theobald	Equity Acceleration	495,214
Howard W. Smith, III	Equity Acceleration	461,728
Richard M. Lucas	Equity Acceleration	446,588
Paula A. Pryor	Equity Acceleration	416,599

(1)
Represents the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. The acceleration value is calculated using the closing price of $78.48 per share on December 30, 2022.

Amounts that could be payable under the NQDCP upon a triggering event described in this section are disclosed above in the “2022 Nonqualified Deferred Compensation” table and related narrative.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Walker, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
We identified the median employee by examining taxable earnings of all employees employed by us on December 31, 2022, excluding (i) our CEO and (ii) all 42 employees located in countries outside of the United States, representing approximately 2% of the Company’s total employees. Except for the CEO and non-U.S.

employees, we included all employees, whether employed on a full-time or part-time basis, and did not make any estimates, assumptions or adjustments to any annual base salaries.
After identifying the median employee based on taxable earnings, we calculated annual total compensation for 2022 for such employee using the same methodology we used for our NEOs as set forth in the 2022 Summary Compensation Table earlier in this section.
For 2022, the annual total compensation of the median employee was $165,206. For 2022, the annual total compensation of our CEO was $4,775,116. The resulting pay ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for 2022 was 29:1.
Pay-Versus-Performance(1)
Pay-Versus-Performance Table
As required by the Securities and Exchange Commission, the following table is intended to compare the amounts of compensation “actually paid” to our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022 to the Company’s:
•
TSR (on an absolute and relative basis);

•
net income; and

•
diluted EPS, the Company’s selected measure.

Differences in our summary compensation table amounts and compensation actually paid reflect changes in the fair value of equity awards, both outstanding and vested in each year, and the probability assessment of performance under our PSP at the end of each fiscal year.
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(1)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Diluted Earnings per Share ($)
					Company TSR ($)(2)	S&P 600 Small Cap Financials TSR ($)(2)
2022	4,775,116	(7,712,630)	1,899,621	(2,818,053)	129.68	100.43	213.82	6.36
2021	7,558,968	19,975,036	2,928,087	7,305,891	243.74	116.80	265.76	8.15
2020	6,954,317	20,191,276	3,497,906	7,609,006	145.95	91.65	246.18	7.69

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	William M. Walker	Gregory A. Florkowski, Howard W. Smith, Stephen P. Theobald, Richard M. Lucas and Paula A. Pryor
2021	William M. Walker	Stephen P. Theobald, Howard W. Smith, Richard M. Lucas and Paula A. Pryor
2020	William M. Walker	Stephen P. Theobald, Howard W. Smith, Richard M. Lucas and Paula A. Pryor
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined based on the stock price at the end of each fiscal year taking into account the probable outcome as of the end of the year for outstanding performance awards, as follows:
For the fiscal year ending December 31, 2019, represents actual performance for the 2017 performance awards and assumes threshold performance for the 2018 and 2019 performance awards.

For the fiscal year ending December 31, 2020, represents actual achievement for the 2018 performance awards, assumes the achievement of the maximum performance level for ROE and EPS and target performance level for revenue for the 2019 performance award, and assumes the achievement of the maximum performance level for EPS and revenue and target performance level for ROE for the 2020 performance award.
For the fiscal year ending December 31, 2021, represents actual achievement for the 2019 performance awards, achievement of maximum performance level for EPS and revenue and target performance level for ROE for the 2020 performance awards, and assumes the achievement of threshold performance level for EPS, target performance level for revenue and ROE, and no achievement under the TSR outperformance component for the 2021 performance award.
For the fiscal year ending December 31, 2022, represents actual achievement for the 2020 performance awards, assumes the achievement of a below-threshold performance level for EPS, target performance level for revenue, threshold performance level for ROE and no achievement under the TSR outperformance component for the 2021 performance awards, and assumes the achievement of a below-threshold performance level for EPS and ROE, threshold performance level for revenue and no achievement under the TSR outperformance component for the 2022 performance award.
The following table sets forth the adjustments we made in the pay-versus-performance table in order to arrive at the amount of compensation “actually paid” to our NEOs
Adjustments to Determine Compensation “Actually Paid” for PEO	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(3,083,116)	(3,083,219)	(2,049,817)
Increase in Fair Value of Awards Granted during year that Remain Unvested as of Year-end, determined as of Year-end	1,151,179	5,707,105	7,735,232
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(9,619,197)	9,514,719	6,216,364
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(936,612)	277,463	1,335,179
Total Adjustments	(12,487,746)	12,416,068	13,236,958
Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEOs (Average)	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(1,218,038)	(1,267,672)	(1,004,961)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	497,565	2,207,939	2,807,360
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(3,009,686)	3,286,552	1,882,822
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(987,516)	150,986	425,879
Total Adjustments	(4,717,675)	4,377,805	4,111,100

(2)
Represents the value of an investment of $100 on December 31, 2019, and that all dividends, if any, were reinvested.

Tabular List of Important Financial Measures
The following reflects the financial measures that that we have determined represent the most important financial measures used to link compensation actually paid to performance for 2022:
Most Important Financial Measures for 2022
Diluted Earnings Per Share
Return on Equity (ROE)
Total Revenues
Adjusted EBITDA
Relationship between Compensation Actually Paid and Financial Measures
Our compensation program is designed to be aligned with our performance, with the majority of our NEOs’ compensation awarded in the form of variable performance-based pay that is tied to the achievement of financial and operational performance. Additionally, a significant portion of our NEOs’ compensation is equity-based and subjects our NEOs to the same market fluctuations as our stockholders. The above table illustrates this alignment as follows:
•
2020 and 2021 represented strong performance years for the Company, including record levels of performance in 2021 with double-digit growth in revenues and adjusted EBITDA and record diluted earnings per share. As depicted in the pay-versus-performance table, compensation actually paid to our NEOs in 2020 and 2021 reflects these outstanding achievements and also reflects the significant growth in our Company’s stock price in both 2020 and 2021 on both an absolute and relative basis, including a 46% increase in absolute TSR in 2020 and a 67% increase in absolute TSR in 2021.

•
In 2022, our Company’s stock price declined, although it continues to outperform the S&P 600 small cap financials index. Accordingly, the compensation actually paid to our NEOs in 2022 was negative due to the lost value of the outstanding equity awards, as summarized below:

•
The majority of our NEOs’ compensation is granted in the form of equity awards with a long-term vesting component that resulted in a significant amount of unvested and unearned equity awards due to the decrease in our stock price.

•
Our performance share plans are earned based on pre-established performance goals that are established at levels that are designed to promote and reward significant growth.

•
The decrease in fair value of the outstanding and unvested equity awards exceeded the value of cash compensation paid to our NEOs in 2022 and the fair value, as of December 31, 2022, of the equity awards granted in 2022.

•
As a result of our highly formulaic pay-for-performance structure of our annual cash incentive plan that is earned primarily based on (i) adjusted EBITDA, (ii) total revenues, and (iii) diluted EPS, and our equity awards, the majority of which are earned based on (i) diluted EPS, (ii) total revenues and (iii) return on equity, our compensation actually paid and performance are strongly aligned as further illustrated in the graphs below:

Compensation Actually Paid and Diluted Earnings per Share
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
$7.69
$8.15
$6.36
$20,191
$7,609
$19,975
$7,306
($7,713)
($2,818)
2020
2021
2022
*Compensation in $000s
PEO Pay
NEO Pay
Diluted EPS

Compensation Actually Paid and TSR Performance
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
($15,000)
$145.95
$243.74
$129.68
$91.65
$116.80
$100.43
$20,191
$7,609
$19,975
$7,306
($7,713)
($2,818)
2020
2021
2022
PEO Pay
NEO Pay
*Compensation in $000s
WD TSR
S&P 600 Small Cap Financials

Compensation Actually Paid and Net Income ($mms)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
$246.2
$265.8
$213.8
$20,191
$7,609
$19,975
$7,306
($7,713)
($2,818)
2020
2021
2022
*Compensation in $000s
PEO Pay
NEO Pay
Net Income

TSR Performance
$129.68 Walker & Dunlop
$100.43 S&P 600 Small Cap Financials
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
12/31/2019
12/30/2020
12/30/2021
12/30/2022
WD
S&P 600 Small Cap Financials

Director Compensation
The following table sets forth 2022 compensation for each non-employee director who was a member of our Board in 2022. Messrs. Walker and Smith also serve as members of our Board but do not receive any additional compensation for providing these services. Refer to our “2022 Summary Compensation Table” for information regarding 2022 compensation for Messrs. Walker and Smith.
2022 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael D. Malone	165,000	149,963	314,963
Donna C. Wells	135,000	149,963	284,963
John Rice	125,000	149,963	274,963
Dana L. Schmaltz	120,000 (2)	149,963	269,963
Ellen D. Levy	120,000	149,963	269,963
Michael J. Warren	110,000 (2)	149,963	259,963
Alan J. Bowers(3)	—	—	—

(1)
Amounts shown in this column represent the grant date fair value in accordance with FASB ASC Topic 718 of restricted common stock and restricted stock units multiplied by the number of shares or restricted stock units, respectively, granted to each Board member As of December 31, 2022, each director held 1,381 shares of unvested restricted stock or unvested restricted stock units.

(2)
Amount includes the value of restricted stock units received in lieu of directors’ fees for service in 2022 and fees received in cash.

(3)
Mr. Bowers ceased serving as a member of our Board on May 5, 2022, and he did not receive any compensation in 2022.

2022 compensation for our non-employee directors consisted of the following:
•
an annual base cash retainer of $100,000; and

•
an annual award of $150,000 of shares of restricted stock (rounded down to the nearest whole share) under our 2020 Equity Incentive Plan granted on the date of the 2022 annual meeting of stockholders, which vests on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board.

In addition, our compensation program for non-employee directors provided for the following additional annual cash retainers:
•
Audit Committee: Chairman — $25,000; Member — $10,000;

•
Compensation Committee: Chairman — $25,000; Member — $10,000;

•
Nominating and Corporate Governance Committee: Chairman — $15,000; Member — $10,000; and

•
the Lead Director receives an additional annual cash retainer of $30,000.

Under the Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”), non-employee directors may voluntarily elect to purchase shares of the Company’s common stock with up to 100% of their annual director compensation. On the date that the compensation would otherwise be paid, the portion of the compensation that is deferred will be used to purchase deferred stock units at the fair market value of the Company’s common stock on such date. These deferred stock units granted under the Director Deferred Compensation Plan are fully vested and non-forfeitable on the date of purchase with respect to deferred stock units received in respect of cash compensation, and the deferred stock units granted in respect of restricted stock are subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such restricted stock. With respect to each deferred stock unit granted under the Director Deferred Compensation Plan, the Company will issue to the participant one share of the Company’s common stock on the date elected by the participant, which will be the first to occur of (i) within 90 days following the participant’s separation from the Company, (ii) immediately prior to, on or within 30 days following a change in control, (iii) within 90 days following the participant’s disability, (iv) within 90 days following the participant’s death or (v) if the participant has elected to receive payment while still a member of our Board, the date that is three, five or ten years following the last day of the applicable plan year in which an amount was deferred.
Stock Ownership Guidelines for Our Non-Employee Directors
Our Board has adopted stock ownership guidelines for our non-employee directors. Under those guidelines, our non-employee directors, are required to own stock equal to five times the annual base cash retainer. Stock ownership for the purpose of these guidelines includes stock, restricted stock and stock units, but does not include shares underlying vested or unvested stock options. Non-employee directors are required to achieve the ownership threshold by the five-year anniversary of the director joining our Board.

Equity Compensation Plan Information
The table below sets forth information as of the end of our 2022 fiscal year for (i) all equity compensation plans approved by our stockholders and (ii) all equity compensation plans not approved by our stockholders. See note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of our 2020 Equity Incentive Plan. See “— Management Deferred Stock Unit Purchase Plan” above for a description of our MSPP.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(3)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(4)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by security holders(1)	1,044,364	22.35	1,342,298
Equity compensation plans not approved by security holders(2)	167,542	—	350,452
Total	1,211,906	N/A	1,692,750

(1)
The 2020 Equity Incentive Plan was approved by our stockholders on May 14, 2020 and amended and restated our 2015 Equity Incentive Plan.

(2)
Represents shares registered on a Registration Statement on Form S-8 on May 10, 2013 and November 24, 2020 to be used for purchases under the MSPP.

(3)
Represents the purchased and matching deferred and restricted stock units under the MSPP, dividend equivalent units associated with the matching deferred and restricted stock units under the MSPP, outstanding Performance Share Units under our 2020 Equity Incentive Plan, and shares to be issued upon exercise of options. Amounts representing Performance Share Units assume maximum performance and amounts.

(4)
Restricted and deferred stock units under the MSPP and Performance Share Units under the 2020 Equity Incentive Plan have no exercise price and were not factored into the calculation of the weighted average exercise price. This column represents the weighted average exercise price of 217,825 options outstanding under the 2020 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation
During 2022, the following individuals served on our Compensation Committee for all or part of the year: Ellen D. Levy, Michael D. Malone, John Rice and Dana Schmaltz. None of these individuals is or was an officer or employee, or former officer or employee, of ours. None of these individuals has or had relationships with us requiring disclosure under Item 404 of Regulation S-K. No interlocking relationship exists or existed between members of the Compensation Committee or the Board, and the board of directors or compensation or similar committees of any other company.

Proposal 3:   Advisory Resolution to Approve Executive Compensation
We are presenting this proposal, commonly known as a “say on pay” proposal pursuant to Section 14A of the Exchange Act, to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.
We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key financial and operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to stockholder value.
For these reasons, we are asking our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders hereby approve the compensation of the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement.”
While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Compensation Committee and Board intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of our NEOs. Unless the Board modifies its policy on the frequency of future “say on pay” advisory votes, the “say on pay” advisory vote occurs every year and, accordingly, the next “say on pay” advisory vote will be held at the 2024 annual meeting of stockholders.
Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to approve, on a non-binding advisory basis, the compensation of the NEOs. Abstentions and broker non-votes will not count as votes cast with respect to the proposal and will have no effect on the result of the vote.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 10, 2023, certain information regarding the beneficial ownership of our common stock by:
•
each person known to us to be the beneficial owner of more than 5% of our common stock;

•
each NEO;

•
each of our directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes for each executive officer and director options that are currently exercisable or exercisable within 60 days of March 10, 2023. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership of 33,314,108 shares of common stock outstanding as of March 10, 2023.
Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Walker & Dunlop, Inc., 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814.
Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	4,999,212	15.01%
The Vanguard Group(2)	3,707,149	11.13%
FMR LLC(3)	2,369,375	7.11%
Janus Henderson Group plc(4)	2,003,321	6.01%
Directors and Named Executive Officers:
William M. Walker(5)	712,781	2.14%
Howard W. Smith, III(6)	667,761	1.99%
Stephen P. Theobald(7)	148,136	*
Richard M. Lucas(8)	148,866	*
Gregory A. Florkowski(9)	16,166	*
Paula A. Pryor(10)	7,481	*
Dana L. Schmaltz(11)	69,835	*
John Rice(12)	27,437	*
Michael D. Malone	32,900	*
Michael J. Warren	1,909	*
Ellen D. Levy	1,381	*
Donna C. Wells	—	*
Executive Officers and Directors as a group (12 persons)	1,834,653	5.47%

*
Less than 1%.

(1)
This amount includes 4,953,021 shares and 4,999,212 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 1, 2023 by BlackRock, Inc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
This amount includes 44,727 shares, 3,630,955 shares and 76,194 shares in which the holder exercises shared voting power, sole dispositive power and shared dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
This amount includes 2,368,051 shares and 2,369,375 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G filed with the SEC on February 9, 2023 by FMR LLC. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)
This amount includes 2,003,321 shares in which the holder exercises shared voting power and shared dispositive power. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2023 by Janus Henderson Group plc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(5)
Includes 26,084 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. Includes 3,955 shares of common stock held as custodian for each of his three sons, for an aggregate of 11,865 shares of common stock, as well as 540,147 shares of common stock held by a family limited liability company for which Mr. Walker serves as the managing member. The reported number also includes 0 shares underlying currently exercisable stock options.

(6)
Includes 14,963 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. Includes 287,321 shares of common stock held by HIII 2011 Trust, 4,764 shares of common stock held by ESS 2022 Trust, 4,764 shares of common stock held by ADS 2015 Trust, 4,560 shares of common stock held by HWS IV 2012 Trust, 4,764 shares of common stock held by MHS 2010 Trust and 4,422 shares of common stock held by MMAS 2008 Trust. The reported number also includes 160,166 shares underlying currently exercisable stock options.

(7)
Includes 9,973 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. The reported number also includes 38,219 shares of common stock held by a family limited liability company. The reported number also includes 52,163 shares underlying currently exercisable stock options.

(8)
Includes 9,206 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. The reported number also includes 0 shares underlying currently exercisable stock options.

(9)
Includes 9,202 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. The reported number also includes 0 shares underlying currently exercisable non-qualified stock options.

(10)
Includes 7,365 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. The reported number also includes 0 shares underlying currently exercisable non-qualified stock options.

(11)
Includes 1,381 shares of restricted stock, which represent the unvested portions of restricted stock grants.

(12)
Includes 1,381 shares of restricted stock, which represent the unvested portions of restricted stock grants. Also includes 55 shares of common stock held by the Rice Family Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Policies
Our Board has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is (or are to be) a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest; provided, however, that approval is not required for competitive bidding and similar transactions that are not deemed to be related party transactions under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction, and will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. Our policy provides that any director who may be interested in a related person transaction should recuse himself or herself from any consideration of such related person transaction.
2010 Registration Rights Agreement
In December 2010, in connection with our initial public offering, we completed formation transactions through which Walker & Dunlop, LLC became our wholly owned subsidiary. In connection with such formation transactions, we entered into a registration rights agreement with regard to shares of our common stock issued to former direct and indirect equity holders of Walker & Dunlop, LLC, which we refer to collectively as the 2010 registrable shares. Among the parties to such registration rights agreement, which we refer to as the 2010 registration rights agreement, were several of our then stockholders, including two of our current NEOs, Messrs. Walker and Smith, together with their permitted assignees and transferees, who we refer to collectively as holders of 2010 registrable shares.
Pursuant to the 2010 registration rights agreement, we granted to holders of 2010 registrable shares demand registration rights, subject to certain limitations, to have such shares registered for resale on a registration statement that must remain effective for the shorter of: (a) two (2) years from its date of effectiveness, (b) the period ending on the date on which all of the 2010 registrable shares covered by such registration are eligible for sale without registration pursuant to Rule 144 or any successor provision under the Securities Act, without volume limitations or other restrictions on transfer thereunder, and (c) the date on which the parties to the 2010 registration rights agreement complete the sale of all of the 2010 registrable shares. We also granted to holders of 2010 registrable shares holding a number of 2010 registrable shares equal to at least ten percent (10%) of the total number of shares of our common stock issued in the formation transactions described above demand registration rights, subject to certain limitations, pursuant to which such holder will be entitled to effect the sale of such 2010 registrable shares through an underwritten public offering.
In addition to demand registration rights, we also granted to holders of 2010 registrable shares tag-along (or “piggy-back”) rights, subject to certain limitations, pursuant to which such holders have the right to have such shares registered if we propose to file a registration statement with respect to an underwritten offering of shares for our own account. We will bear all of the costs and expenses incident to our registration obligations under the 2010 registration rights agreement, including, among other things, fees and disbursements of one counsel retained by the selling holders of 2010 registrable shares. We have also agreed, subject to certain limitations, to indemnify holders of 2010 registrable shares against specified liabilities, including certain potential liabilities arising under the Securities Act.

As of March 10, 2023, there are 0.9 million shares of our common stock that are registrable under the 2010 registration rights agreement, all of which are owned directly or indirectly by Messrs. Walker and Smith.
Investments in Walker & Dunlop Investment Partners’ Funds
Our executive officers are permitted to invest on a discretionary basis their personal capital directly in funds managed by our registered investment adviser, WDIP, on the same terms and conditions offered to third-party investors. Messrs. Walker, Smith and Theobald each committed to invest up to $500,000 in funds managed by WDIP. During 2022, Messrs. Walker, Smith and Theobald each funded $200,000 of their capital commitments.

OTHER MATTERS
Other Matters to Come Before the 2023 Annual Meeting
No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.
Stockholder Proposals and Nominations for the 2024 Annual Meeting
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than November 18, 2023.
Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC, posted on our investor relations web page and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2024.
* * * *
By Order of the Board of Directors
Name: Richard M. Lucas
Title:
Executive Vice President,
General Counsel and Secretary

Bethesda, Maryland
March 17, 2023

WALKER & DUNLOP VOTE

Your vote matters – here's how to vote!

Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote "FOR" each Director Nominee and "FOR" proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - Ellen D. Levy	☐	☐	☐
02 - Michael D. Malone	☐	☐	☐
03 - John Rice	☐	☐	☐
04 - Dana L. Schmaltz	☐	☐	☐
05 - Howard W. Smith, III	☐	☐	☐
06 - William M. Walker	☐	☐	☐
07 - Michael J. Warren	☐	☐	☐
08 - Donna C. Wells	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of the independent registered public accounting firm	☐	☐	☐
3. Advisory resolution to approve executive compensation	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

8 2 B M

03ROMB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on May 3, 2023. Internet Go to www.envisionreports.com/WD or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/WD IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ForAgainst AbstainForAgainst AbstainForAgainst Abstain+ 01 - Ellen D. Levy 04 - Dana L. Schmaltz 07 - Michael J. Warren 02 - Michael D. Malone 05 - Howard W. Smith, III 08 - Donna C. Wells 03 - John Rice 06 - William M. Walker 2.Ratification of the appointment of the independent registered public accounting firm ForAgainst Abstain 3.Advisory resolution to approve executive compensation ForAgainst Abstain Change of Address — Please print new address below.Comments — Please print your comments below. NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 03ROMB 8 2 B M+

Annual Meeting of Stockholders May 4, 2023, 10:00 a.m., EDT Hilton Garden Inn 7301 Waverly Street, Bethesda, MD 20814 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders The Proxy Statement and the 2022 Annual Report to Stockholders are available at: www.envisionreports.com/WD IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Notice of 2023 Annual Meeting of Stockholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Richard M. Lucas and William M. Walker, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Walker & Dunlop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on May 4, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS 2 AND 3 AS RECOMMENDED BY THE DIRECTORS. (Continued and to be marked, dated and signed, on the other side)